UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant ☒	Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
HELIX ENERGY SOLUTIONS GROUP, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Helix
ENERGY SOLUTIONS

PROXY STATEMENT

2026

www.helixesg.com

April 1, 2026
Dear Shareholder:
You are cordially invited to join us for our 2026 Annual Meeting of Shareholders to be held on Wednesday, May 13, 2026, at 8:30 a.m. at Helix Energy Solutions Group, Inc.’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.
The materials following this letter include the formal Notice of Annual Meeting of Shareholders and the proxy statement. The proxy statement describes the business to be conducted at the Annual Meeting, including the election of three Class III directors, the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2026 fiscal year, and an advisory vote on the approval of the 2025 compensation of our named executive officers.
We have elected to furnish proxy materials to our shareholders on the Internet pursuant to rules adopted by the Securities and Exchange Commission. We believe that this election enables us to provide you with the information you need, while making delivery more efficient, more cost effective and friendlier to the environment. In accordance with these rules, we have sent a Notice of Availability of Proxy Materials to each of our shareholders.
Whether you own a few or many shares of our stock, we want your shares to be represented. Regardless of whether you plan to attend the Annual Meeting, please take a moment to vote your proxy over the Internet, by telephone, or if this proxy statement was mailed to you, by completing and signing the enclosed proxy card and promptly returning it in the envelope provided. The Notice of Annual Meeting of Shareholders of this proxy statement includes instructions on how to vote your shares.
Helix’s officers and directors appreciate and encourage shareholder participation. We look forward to your participation in the Annual Meeting.

Sincerely,

William L. Transier Chairman of the Board

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 13, 2026
The Helix Energy Solutions Group, Inc. 2026 Proxy Statement and Annual Report to Shareholders (including our Annual Report on Form 10-K) for the fiscal year ended December 31, 2025 are available electronically at www.helixesg.com/annualmeeting

Helix Energy Solutions Group, Inc.	2026 Proxy Statement	i

Notice of 2026 Annual
Meeting of Shareholders

Items of Business

1	To elect three Class III directors to serve a three-year term expiring at the Annual Meeting of Shareholders in 2029 or, if at a later date, until their successors are duly elected and qualified.
2	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
3	Advisory vote on the approval of the 2025 compensation of our named executive officers.
4	To consider any other business that may properly be considered at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Kenneth E. Neikirk Executive Vice President, General Counsel and Corporate Secretary
Houston, Texas April 1, 2026

Date Wednesday, May 13, 2026
Time 8:30 a.m., Central Daylight Time (Houston Time)
Place Helix Energy Solutions Group, Inc.’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, TX 77043
Record Date You may vote at the Annual Meeting if you were a holder of record of our common stock at the close of business on March 17, 2026.

Voting By Proxy
Please vote your proxy as soon as possible, even if you plan to attend the Annual Meeting. Shareholders of record can vote by one of the following methods:
1.
CALL 800.690.6903 to vote by telephone; OR
2.
GO TO THE WEBSITE www.ProxyVote.com to vote over the Internet; OR
3.
IF PRINTED PROXY MATERIALS WERE MAILED TO YOU, MARK, SIGN, DATE AND RETURN your proxy card in the enclosed postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

Important notice regarding the availability of proxy materials for the annual meeting of shareholders to be held on May 13, 2026:
The proxy statement and Annual Report to Shareholders (including our Annual Report on Form 10-K) for the fiscal year ended December 31, 2025 are also available at www.helixesg.com/annualmeeting.

Your Vote is Important

ii	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Proxy Summary

Date Wednesday, May 13, 2026	Time 8:30 a.m., Central Daylight Time (Houston Time)	Place Helix Energy Solutions Group, Inc.’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, TX 77043

Company Statement
The Board of Directors of Helix Energy Solutions Group, Inc., a Minnesota corporation (referred to herein as “Helix,” the “Company,” “we,” “us” or “our”), is soliciting your proxy to vote at our 2026 Annual Meeting of Shareholders (the “Annual Meeting”) on Wednesday, May 13, 2026. This proxy statement contains information about the items being voted on at the Annual Meeting and information about Helix. Please read it carefully.
Voting Matters
Voting Item		Recommendation	Page Reference
1	Election of Three Class III Directors	“FOR” each nominee	11
2	Ratification of Public Accounting Firm	“FOR”	32
3	Advisory Vote on the Approval of the 2025 Compensation of Our Named Executive Officers	“FOR”	70
Ways to Vote
Shareholders of record can vote by one of the following methods:

Phone Call 800.690.6903 to vote by telephone; OR	Internet Go to the website www.ProxyVote.com to vote over the Internet; OR	Mail Mark, sign, date and return your proxy card in the enclosed postage-paid envelope.

Helix Energy Solutions Group, Inc.	2026 Proxy Statement	1

Proxy Summary
Board of Directors

Nominee Paula Harris Retired Director of Global Stewardship SLB Ltd.	Nominee Amy H. Nelson President Greenridge Advisors, LLC	Nominee William L. Transier Chief Executive Officer Transier Advisors, LLC

Diana Glassman Director-Engagement EOS at Federated Hermes Limited	Owen Kratz President and Chief Executive Officer Helix Energy Solutions	T. Mitch Little Chief Executive Officer Jadestone Energy	John V. Lovoi Managing Partner JVL Partners

Board Independence
86% of the Board is Independent as defined under NYSE Rule 303A and applicable rules promulgated under the Securities Exchange Act of 1934.

86% Independent

The Chairman of the Board is Independent and all members of the Board’s standing committees are Independent:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee

2	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Proxy Summary
Summary Board Matrix

	Glassman	Harris	Kratz	Little	Lovoi	Nelson	Transier
Knowledge, Skills and Experience
Accounting/Financial
Corporate Governance/Ethics
Energy Industry
Energy Transition/Sustainability
Executive Experience
Health, Safety & Environmental
Human Capital Management/Compensation
International Business
Mergers and Acquisitions
Operations
Other Public Company Board Experience
Risk Management
Science, Technology and Engineering
Strategic Planning/Oversight

Board Demographics

Helix Energy Solutions Group, Inc.	2026 Proxy Statement	3

Proxy Statement
Annual Meeting of Shareholders to be Held on May 13, 2026
The Board of Directors of Helix Energy Solutions Group, Inc., a Minnesota corporation (referred to herein as “Helix,” the “Company,” “we,” “us” or “our”), is soliciting your proxy to vote at our 2026 Annual Meeting of Shareholders (the “Annual Meeting”) on Wednesday, May 13, 2026. This proxy statement contains information about the items being voted on at the Annual Meeting and information about Helix. Please read it carefully.
The Annual Meeting will be held at Helix’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043. Helix’s Board of Directors (the “Board”) has set March 17, 2026 as the record date for the Annual Meeting. There were 147,296,092 shares of Helix common stock outstanding on the record date.
As permitted by U.S. Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our 2025 Annual Report to Shareholders available to our shareholders electronically via the Internet. On or about April 1, 2026, we intend to mail to our shareholders a Notice of Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to vote online, by telephone or, in the alternative, how to request a paper copy of the proxy materials and proxy card. By providing the Notice and access to our proxy materials via the Internet, we are lowering the costs and reducing the environmental impact of the Annual Meeting.
4	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

General Information
1.	Why am I receiving these materials?
We are providing these proxy materials to you in connection with the Annual Meeting, to be held on Wednesday, May 13, 2026 at 8:30 a.m. Central Daylight Time (Houston Time) at Helix’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043, and all reconvened meetings after adjournments thereof. As a shareholder of Helix, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement.
2.	What proposals will be voted on at the Annual Meeting?
Three matters are currently scheduled to be voted on at the Annual Meeting:
•
First is the election of three Class III directors to the Board, to serve a three-year term expiring at the Annual Meeting of Shareholders in 2029 or, if at a later date, until their successors are duly elected and qualified.

•	Second is the ratification of the selection by the Board’s Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
•	Third is the advisory vote on the approval of the 2025 compensation of our named executive officers.
Although we do not expect any other items of business, we also will consider other business that properly comes before the Annual Meeting or any adjournment thereof in accordance with Minnesota law and our By-laws. The moderator of the Annual Meeting may refuse to allow the presentation of a proposal or a nomination for the Board from the floor of the Annual Meeting if the proposal or nomination was not properly submitted. The ratification of KPMG LLP is subject to the ongoing discretionary authority of the Audit Committee to direct the appointment of a new independent registered public accounting firm should the Audit Committee believe such is in the best interest of Helix and its shareholders.
3.	Who may vote at the Annual Meeting?
The Board has set March 17, 2026 as the record date for the Annual Meeting. Owners of Helix common stock whose shares are recorded directly in their name in our stock register (“shareholders of record”) at the close of business on March 17, 2026 may vote their shares on the matters to be acted upon at the Annual Meeting. Shareholders who, as of March 17, 2026, hold shares of our common stock in “street name,” that is, through an account with a broker, bank or other nominee, may direct the shareholder of record how to vote their shares at the Annual Meeting by following the instructions they will receive from the shareholder of record for this purpose. You are entitled to one vote for each share of common stock you held on the record date on each of the matters presented at the Annual Meeting.
Helix Energy Solutions Group, Inc.	2026 Proxy Statement	5

General Information
4.	How does the Board recommend that I vote, and what are the voting standards?

Voting Item		Voting Recommendation	Voting Standard to Approve Proposal (assuming a quorum is present)	Treatment of:
				Abstentions	Broker Non-Votes
1	Election of Directors	“FOR” each nominee	Plurality Voting Standard: The three nominees receiving the greatest number of votes cast	“Withhold authority” or abstentions not counted as votes cast and as such have no effect(a)	Not counted as votes cast and as such have no effect; brokers may not vote on this proposal absent instructions
2	Ratification of Public Accounting Firm	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Counted as votes “against”	Not counted as votes cast and as such have no effect; brokers may vote without restriction on this proposal
3	Advisory Vote on the Approval of the 2025 Compensation of Named Executive Officers(b)	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Counted as votes “against”	Not counted as votes cast and as such have no effect; brokers may not vote on this proposal absent instructions

(a)
In accordance with the Corporate Governance Guidelines for the Board, if any nominee receives a greater number of “withhold authority” than votes “for” his or her election, then that nominee is to promptly tender his or her resignation, which the Board, upon the recommendation of the Corporate Governance and Nominating Committee, will decide to accept or decline.

(b)
Because this shareholder vote is advisory, the vote will not be binding on the Board or Helix. The Compensation Committee, however, will review the voting results and take them into consideration when making future compensation decisions for our named executive officers.

5.	If I received a notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials, why was that the case?
We are using the “notice and access” process permitted by the SEC to distribute proxy materials to certain shareholders. This process allows us to post proxy materials on a designated website and notify our shareholders of the availability of the proxy materials on that website. As such, we are furnishing proxy materials, including this proxy statement and our 2025 Annual Report to Shareholders, to most of our shareholders by providing access to those documents on the Internet instead of mailing paper copies. The Notice, which is being mailed to most of our shareholders, describes how to access and review all of the proxy materials on the Internet. The Notice also describes how to vote via the Internet. If you would like to receive a paper copy by mail or an electronic copy by e-mail of the proxy materials, you should follow the instructions in the Notice. Accessing your proxy materials on the Internet and receiving future proxy materials by e-mail saves us the cost of printing and mailing documents to you and reduces the impact on the environment.
6.	Can I vote my shares by filling out and returning the Notice of Availability of Proxy Materials?
No. The Notice identifies the matters to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it.
7.	How do I vote my shares?
If you are a shareholder of record, you may either vote your shares in person at the Annual Meeting or designate another person to vote your shares. That other person is called a “proxy,” and you may vote your shares through your proxy using one of the following methods of voting:
•	by telephone,
•	electronically using the Internet, or
•	if this proxy statement was mailed to you, by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope.
6	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

General Information
The instructions for these three methods of voting your shares are set forth on the Notice and also on the proxy card. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted as recommended by the Board. The giving of a proxy does not affect your right to vote during the Annual Meeting (until the polls are closed).
8.	Am I a shareholder of record?
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered a “shareholder of record” with respect to those shares and the Notice is being sent directly to you by EQ Shareowner Services. As a shareholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by telephone, via the Internet, or by marking, signing, dating and returning the proxy card.
Beneficial Owner. If like most Helix shareholders you hold your shares in “street name” through a broker, bank or other nominee (your “Nominee”) rather than directly in your own name, you are considered the “beneficial owner” of those shares, and the Notice is being forwarded to you by your Nominee as the shareholder of record. If you are a beneficial owner, you may appoint proxies and vote as provided by your Nominee. The availability of telephone or Internet voting will depend upon the voting process of your Nominee. You should follow the voting directions provided by your Nominee. If you provide specific voting instructions in accordance with the directions provided by your Nominee, your Nominee will vote your shares as you have directed.
Your Nominee is considered to be the shareholder of record for purposes of voting at the Annual Meeting. Accordingly, you may vote shares held in “street name” at the Annual Meeting only if you (a) obtain a signed “legal proxy” from your Nominee giving you the right to vote the shares and (b) provide an account statement or letter from your Nominee showing that you were the beneficial owner of the shares on the record date. If your shares are not registered in your name and you plan to attend the Annual Meeting and vote your shares, you should contact your Nominee to obtain a proxy executed in your favor and bring it to the Annual Meeting.
9.	May I change my vote?
Yes. If you are a shareholder of record, you may change your vote and revoke your proxy prior to the vote at the Annual Meeting by sending a written statement to that effect to the Corporate Secretary of Helix, submitting a properly signed proxy card with a later date, or attending the meeting and voting in person at the Annual Meeting.
If you hold shares in “street name,” you must follow the procedures required by your Nominee to revoke or change a proxy. You should contact your Nominee directly for more information on these procedures.
10.	What is a quorum?
A majority of Helix’s outstanding shares of common stock as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the Annual Meeting if a shareholder:
•	is present at the Annual Meeting, or
•	has properly submitted a proxy (by telephone, electronically using the Internet or written proxy card).
Proxies received but marked as abstentions or withholding authority and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.
11.	What are broker non-votes and abstentions?
If you are the beneficial owner of shares held in street name, then your Nominee, as shareholder of record, is required to vote those shares in accordance with your instructions. However, if you do not give instructions to your Nominee, then it will have discretion to vote the shares with respect to “routine” matters, such as the ratification of the selection of an independent
Helix Energy Solutions Group, Inc.	2026 Proxy Statement	7

General Information
registered public accounting firm, but will not be permitted to vote with respect to “non-routine” matters, such as (i) the election of directors and (ii) the vote, on a non-binding advisory basis, on the approval of the 2025 compensation of our named executive officers. Accordingly, if you do not instruct your Nominee on how to vote your shares with respect to non-routine matters, your shares will be broker non-votes with respect to those proposals.
An abstention is a decision by a shareholder to take a neutral position on a proposal being submitted to shareholders at a meeting. Taking a neutral position through an abstention is considered a vote cast on a proposal being submitted at a meeting, as described in the response to Question 4 above.
12.	How many shares can vote?
On the record date, there were 147,296,092 shares of Helix common stock outstanding and entitled to vote at the Annual Meeting, held by approximately 79,344 beneficial owners.
These shares are the only securities entitled to vote at the Annual Meeting. Each holder of a share of common stock is entitled to one vote on each of the matters presented at the Annual Meeting for each share held on the record date.
13.	What happens if additional matters are presented at the Annual Meeting?
Other than the three matters noted in the response to Question 2 above, we are not aware of any other business to be acted upon at the Annual Meeting.
If you grant a proxy (other than the proxy held by the shareholder of record if you are the beneficial owner and hold your shares in street name) the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting or any adjournment thereof in accordance with Minnesota law and our By-laws.
14.	What if I don’t provide specific voting instructions?
Shareholders of Record. If you are the shareholder of record and you return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted in accordance with the recommendations of the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting or any adjournment thereof. If you provide voting instructions on your proxy card with respect to any matter to be acted upon, the shares will be voted in accordance with your instructions.
Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide your Nominee with voting instructions, your Nominee will determine whether it has the discretionary authority to vote on the particular matter.
Under applicable rules, brokers, banks and other nominees have the discretion to vote on “routine” matters, such as the ratification of the selection of an independent registered public accounting firm, but do not have discretion to vote on “non-routine” matters, such as (i) the election of directors and (ii) the vote, on a non-binding advisory basis, on the approval of the 2025 compensation of our named executive officers.
Accordingly, if you do not instruct your Nominee on how to vote your shares with respect to non-routine matters, your shares will be broker non-votes with respect to those proposals.

Your vote is especially important. If your shares are held in street name (by your Nominee), your Nominee cannot independently vote your shares for (i) the election of directors or (ii) the advisory vote on the approval of the 2025 compensation of our named executive officers. Therefore, please promptly instruct your Nominee regarding how to vote your shares regarding these matters.

8	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

General Information
15.	Is my vote confidential?
Proxy cards, proxies delivered by the Internet or telephone, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to Broadridge Financial Solutions as the independent inspector of election and handled in a manner that protects your voting privacy. As the independent inspector of election, Broadridge Financial Solutions will count the votes.
16.	What does it mean if I receive more than one proxy card?
It means you hold shares registered in more than one account. To ensure that all your shares are voted, please follow the instructions and vote the shares represented by each proxy card that you receive. To avoid this situation in the future, we encourage you to have all accounts registered in the same name and address whenever possible. For shares you hold directly, you can do this by contacting our transfer agent, EQ Shareowner Services, at 800.468.9716.
17.	Who will count the votes?
We have hired a third party, Broadridge Financial Solutions, to judge the voting, be responsible for determining whether a quorum is present, and tabulate votes cast by proxy or in person at the Annual Meeting.
18.	Who will bear the cost for soliciting votes for the Annual Meeting?
We will bear all expenses in conjunction with the solicitation of proxies, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to beneficial owners. However, we will not bear any costs related to an individual shareholder’s use of the Internet or telephone to cast their vote. Proxies may be solicited by mail, in person, by telephone or by facsimile, by certain of our directors, officers and other employees, without extra compensation.
19.	How can I obtain directions to attend the Annual Meeting?
Directions to the Annual Meeting can be obtained at www.helixesg.com/annualmeeting.
20.	May shareholders ask questions at the Annual Meeting?
Yes. During the Annual Meeting shareholders may ask questions directly related to the matters being voted on. To ensure an orderly meeting, we ask that shareholders direct questions to the moderator of the Annual Meeting.
In addition, certain directors, officers and other employees will be available at the meeting to provide information about 2025 developments and to answer questions of more general interest regarding Helix.
21.	How do I find out the results of the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K.
22.	Whom should I contact with other questions?
If you have additional questions about this proxy statement or the Annual Meeting, or would like additional copies of this proxy statement or our 2025 Annual Report to Shareholders (including our Annual Report on Form 10-K), please contact the Corporate Secretary, Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.
23.	How may I communicate with Helix’s Board of Directors?
Shareholders may send communications in care of the Corporate Secretary, Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.
Please provide your name, address, and class and number of voting securities you hold, and indicate whether your message is for the Board as a whole, a particular group or committee of directors, our Chairman or another individual director.
Helix Energy Solutions Group, Inc.	2026 Proxy Statement	9

General Information
24.	When are shareholder proposals for the 2027 Annual Meeting of Shareholders due?

Proposal Type	Deadline	Compliance	Submission
To be included in the proxy statement for the 2027 Annual Meeting(1)	December 2, 2026(2)	Must comply with Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of shareholder proposals in company-sponsored proxy materials	All submissions to, or requests of, the Corporate Secretary should be addressed to our corporate office at: 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043
Not to be included in the proxy statement	February 11, 2027(3)	Must comply with our By-laws and Regulation 14A of the Exchange Act(4)(5)

(1)	The persons designated in the proxy card will be granted discretionary authority with respect to any shareholder proposal not submitted to us timely.
(2)	120 days prior to the anniversary of this year’s mailing date.
(3)	Not less than 90 days prior to the anniversary of this year’s Annual Meeting.
(4)	A copy of our By-laws is available from our Corporate Secretary.
(5)
The shareholder providing the proposal must provide their name, address, and class and number of voting securities held by them. The shareholder must also be a shareholder of record on the day the notice is delivered to us, be eligible to vote at the 2027 Annual Meeting of Shareholders and represent that they intend to appear in person or by proxy at the meeting.

10	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Proposal 1:
Election of Directors
Three directors are to be elected at the Annual Meeting. The Board has proposed three nominees, Paula Harris, Amy H. Nelson and William L. Transier, to stand for election as Class III directors. Each nominee is currently serving as a Class III director.
The nominees have agreed to be named in this proxy statement and have indicated a willingness to continue to serve if elected. The Corporate Governance and Nominating Committee of the Board has determined that each of the nominees qualifies for election under its criteria for the evaluation of directors and has nominated the candidates for election. If a nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy card. The Board has no reason to believe that any of the nominees will become unable to serve. The Board has affirmatively determined that each of Ms. Harris, Ms. Nelson and Mr. Transier qualifies as “independent” as that term is defined under New York Stock Exchange (“NYSE”) Rule 303A and applicable rules promulgated under the Exchange Act.
Unless otherwise instructed, the persons named as proxies will vote all proxies received FOR the election of each person nominated below as a Class III director for a term of three years, until the Annual Meeting of Shareholders in 2029 or, if at a later date, until their respective successor is duly elected and qualified. There is no cumulative voting for the election of directors and the Class III directors will be elected by a plurality of the votes cast at the Annual Meeting.
In the section below, we provide the name and biographical information about each of the Class III director nominees and each other member of the Board. Information in each director’s biographical information is as of March 17, 2026. Information about the number of shares of our common stock beneficially owned by each director as of March 17, 2026 appears below under the heading “Share Ownership Information–Management Shareholdings” on page 73.
Vote Required
Election of each director requires the affirmative vote of holders of a plurality of the shares present or represented and voting on the proposal at the Annual Meeting. This means that the three nominees receiving the greatest number of votes cast by the holders entitled to vote on the matter will be elected as directors.
Under the Corporate Governance Guidelines for the Board, any nominee for director who receives a greater number of “withhold authority” than votes “for” his or her election is required to promptly tender his or her resignation. The Corporate Governance and Nominating Committee is to consider whether to accept or decline the resignation and make its recommendation to the full Board. The Board is to act upon the committee’s recommendation within 90 days of the shareholder vote, and the Board’s decision (and if the Board should decline the resignation, the reasons therefor) will be disclosed in a Current Report on Form 8-K.

Board of Directors Recommendation The Board recommends that you vote “FOR” the nominees to the Board of Directors set forth in this Proposal 1.

Helix Energy Solutions Group, Inc.	2026 Proxy Statement	11

Proposal 1
Information about Nominees for Class III Directors:

Primary Occupation: Retired Director of Global Stewardship SLB Ltd. Director Since: 2022 Age: 62	Paula Harris

Professional Experience:
Ms. Harris was appointed as a director in September 2022. Ms. Harris previously served on the executive leadership team at the Houston Astros serving as Senior Vice President of Community, Astros Foundation. Ms. Harris has over 34 years of experience in international oilfield services with SLB Limited (NYSE: SLB), most recently serving as Director of Global Stewardship from 2015 until her retirement in 2020. Prior to such role at SLB Ms. Harris served in a variety of roles of progressing leadership responsibility, initially having worked in field operations offshore before roles in training, sales and environmental-social sustainability, including leading the development and implementation of metrics-based, cost-efficient environmental programs tailored to meet the needs of stakeholders, communities and customers and aiding the delivery of long-term sustainable development goals in carbon reduction, energy efficiency, increased green technology sales and increased female and minority employees. Ms. Harris currently serves on the boards of directors of Hunting PLC (LSE: HTG), a manufacturer and provider of downhole metal tools and components to the oil and gas industry, and Chart Industries, Inc. (NYSE: GTLS), a global manufacturer of engineered equipment servicing multiple applications in the clean energy and industrial gas markets, as well as other privately held and non-profit boards. Ms. Harris holds a Bachelor of Science degree in petroleum engineering from Texas A&M University and a Master of Education degree in technical instruction and learning from Abilene Christian University.

Director Qualifications:
As a result of her professional experiences, Ms. Harris possesses particular knowledge and experience in the oilfield services sector, sustainability matters, human capital resource management and training, corporate governance and community engagement that strengthen the Board’s collective qualifications, skills and experience.

Primary Occupation: President Greenridge Advisors, LLC Director Since: 2019 Age: 57	Amy H. Nelson

Professional Experience:
Ms. Nelson was appointed as a director in August 2019. Ms. Nelson founded Greenridge Advisors, LLC in 2007, an energy services and equipment consulting firm focused on the development, execution and financing of corporate and business line strategies. Prior to founding Greenridge, Ms. Nelson served as Vice President of SCF Partners, an oilfield service and equipment-focused private equity firm, and worked for Amoco Production Company in planning, project management and engineering roles. In addition to serving on several private company boards during her tenure at SCF Partners and Greenridge, from 2014 through 2024, Ms. Nelson served on the board of directors of APA Corporation (NYSE:APA), an independent energy company that explores for, develops and produces oil and natural gas. From July 2019 through September 2023, Ms. Nelson was a director of NexTier Oilfield Solutions, Inc. (NYSE:NEX), which was a U.S. land oilfield service company providing well completion and production services. NexTier merged with Patterson UTI Energy, Inc. (NASDAQ: PTEN) in September 2023 and Ms. Nelson currently serves as a director of Patterson UTI Energy. Ms. Nelson holds economics and mechanical engineering degrees from Rice University, and an M.B.A. with distinction from Harvard Business School.

Director Qualifications:
Ms. Nelson has expertise in the oilfield service industry by virtue of her professional experiences and her service on the boards of several public oilfield service companies. Ms. Nelson possesses particular knowledge and experience in corporate strategy, capital allocation, sustainability matters, and the assessment and management of risks in the oil and gas industry including managing regulatory and compliance environmental issues, that strengthen the Board’s collective qualifications, skills and experience.

12	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Proposal 1

Primary Occupation: Chief Executive Officer Transier Advisors, LLC Director Since: 2000 Age: 71	William L. Transier

Professional Experience:
Mr. Transier has served as a director since October 2000, and served as Lead Independent Director from March 2016 through July 2017 when he was appointed Chairman of the Board. He is the founder and Chief Executive Officer of Transier Advisors, LLC, an independent advisory firm providing services to companies facing financial distress, suboptimal operational situations, turnaround, restructuring or in need of interim executive or board leadership. Since August 2025, Mr. Transier has served as a director of GoHealth, Inc. (NASDAQ: GOCO). From April 2024 to December 2025, Mr. Transier served as a director on the board of Express, Inc. Mr. Transier was co-founder of Endeavour International Corporation, an international oil and gas exploration and production company. He served as non-executive Chairman of Endeavour’s board of directors from December 2014 until November 2015. He served from September 2006 until December 2014 as Chairman, Chief Executive Officer and President of Endeavour and as its Chairman and Co-Chief Executive Officer from its formation in February 2004 through September 2006. Prior to Endeavour, Mr. Transier served as Executive Vice President and Chief Financial Officer of Ocean Energy, Inc. and its predecessor, Seagull Energy Corporation from May 1996 to April 2003. Before his tenure with Ocean, Mr. Transier served in various roles including partner in the audit department and head of the Global Energy practice of KPMG LLP from June 1986 to April 1996. Mr. Transier served as the Chairman of the board of directors of Battalion Oil Corporation (which changed its name from Halcón Resources Corporation) and as Chairman of its audit committee from October 2019 until May 2021. In October 2023, Mr. Transier was elected to the board of Tupperware Corporation. Mr. Transier was previously a member of the boards of M3-Brigade Acquisition III Corp (2022-2023), Exela Technologies (2022-2023), Sears Holding Corporation (2018-2020), Teekay Offshore Partners L.P. (2019-2020), Gastar Exploration, Inc. (2018-2019), CHC Group Ltd. (2016-2017) and Paragon Offshore plc (2014-2017). Mr. Transier has been recognized by the Dallas Business Journal as an Outstanding Director for excellence in corporate governance. Mr. Transier graduated from the University of Texas with a B.B.A. in accounting, has an M.B.A. from Regis University and earned an M.A. in Theological Studies from Dallas Baptist University.

Director Qualifications:
Mr. Transier also has extensive knowledge of international operations, the energy industry, leadership of complex organizations, financial restructuring, merger and acquisitions, and other aspects of operating a major corporation that strengthen the Board’s collective qualifications, skills and experience. As a result of his professional experiences, Mr. Transier possesses particular knowledge and experience in audit, accounting and disclosure compliance including accounting rules and regulations.

Helix Energy Solutions Group, Inc.	2026 Proxy Statement	13

Proposal 1
Information about Continuing Directors
Class I Directors with Term Expiring in 2028:

Primary Occupation: Managing Partner JVL Partners Director Since: 2003 Age: 65	John V. Lovoi

Professional Experience:
Mr. Lovoi was appointed as a director in February 2003. Mr. Lovoi is a founder and Managing Partner of JVL Partners, a private oil and gas investment partnership. Mr. Lovoi served as head of Morgan Stanley’s global oil and gas investment banking practice from 2000 to 2002 and was a leading oilfield services and equipment research analyst for Morgan Stanley from 1995 to 2000. Prior to joining Morgan Stanley in 1995, he spent two years as a senior financial executive at Baker Hughes and four years as an energy investment banker with Credit Suisse First Boston. Mr. Lovoi also serves as Chairman of the board of directors of Innovex International, Inc. (NYSE: INVX), a provider of offshore drilling and production equipment to the global oil and gas business, and as Chairman of the board of directors of Epsilon Energy Ltd. (NASDAQ: EPSN), an exploration and production company focused in the Marcellus shale play in the northeast United States. Mr. Lovoi served as a director of Roan Resources, Inc., an independent oil and natural gas company focused on the Anadarko Basin, from September 2018 to December 2019. Mr. Lovoi graduated from Texas A&M University with a Bachelor of Science degree in chemical engineering and received an M.B.A. from the University of Texas.

Director Qualifications:
As a result of these professional experiences, Mr. Lovoi possesses particular financial knowledge and experience in financial matters including capital market transactions, strategic financial planning (including risk assessment), and analysis that strengthen the Board’s collective qualifications, skills and experience.

Primary Occupation: Chief Executive Officer Jadestone Energy Director Since: 2021 Age: 62	T. Mitch Little

Professional Experience:
Mr. Little was appointed as a director in July 2021. Since June 2025, Mr. Little has served as Chief Executive Officer and a director of Jadestone Energy, an independent oil and gas company focused on the Asia-Pacific region (LON: JSE). He previously served as Executive Vice President – Operations for Marathon Oil Corporation (NYSE: MRO) from August 2016 until his retirement in December 2020, where he held full responsibility for all operations and development activities. Prior to such role Mr. Little served in a variety of roles of progressing leadership responsibility at Marathon, including Vice President – Conventional & Oil Sands Mining Assets, Vice President – International & Offshore Exploration & Production Operations, Managing Director – Norway, and General Manager – Worldwide Drilling & Completions. Mr. Little joined Marathon in 1986 and has over 40 years’ experience in the petroleum industry in various technical, supervisory and senior management positions. Mr. Little previously served as the Chairman of the Oilfield Energy Center, a non-profit venture dedicated to expanding awareness of subsurface hydrocarbon energy resources and supporting global stewardship in the communities that develop those resources in a safe and environmentally responsible manner.

Director Qualifications:
Mr. Little has a wide range of experience and knowledge in the oil and gas exploration and production industry. His over 40-year career of leadership experience and expertise in both domestic and international business in key customer segments strengthens the Board’s collective qualifications, skills and experience.

14	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Proposal 1
Class II Directors with Term Expiring in 2027:

Primary Occupation: Director-Engagement EOS at Federated Hermes Limited Director Since: 2022 Age: 59	Diana Glassman

Professional Experience:
Ms. Glassman was appointed as a director in September 2022. Ms. Glassman since December 2019 has been Director-Engagement at EOS at Federated Hermes Limited, a leader in active, responsible investing. She leads their Oil & Gas and co-leads their Technology sector portfolio company engagement, and co-leads their Board Effectiveness assessments across all sectors. She focuses on business strategy, risk management, sustainability and systemwide artificial intelligence (AI) oversight encompassing digital governance, human capital and organizational change, and datacenter energy considerations. Between July 2014 and December 2019 Ms. Glassman was Chief Executive Officer of Integration Strategy, Inc, a strategy consulting firm advising leaders of corporates, private equity firms and government entities primarily in energy and infrastructure. She previously held positions of increasing responsibility at TD Bank Group, Credit Suisse, a private equity firm and its global oilfield services portfolio company, and PWC. Ms. Glassman earned a Bachelor of Science degree in Biology magna cum laude at Yale University, an M.P.A. in International Political and Economic Development at Harvard Kennedy School, and an M.B.A. at Harvard Business School.

Director Qualifications:
Ms. Glassman brings experience navigating growth and transformational change at the intersection of energy, technology and geopolitics across public and private markets. She has driven strategy, M&A and merger integration, privacy and data protection policy, and organizational change in complex global enterprises. Her leadership experiences in global strategy, energy addition and transition, the AI-energy nexus, organizational transformation, sustainability and risk matters strengthen the Board’s collective qualifications, skills and experience.

Primary Occupation: President and Chief Executive Officer Helix Energy Solutions Group, Inc. Director Since: 1990 Age: 71	Owen Kratz

Professional Experience:
Mr. Kratz is President and Chief Executive Officer of Helix. He was named Executive Chairman in October 2006 and served in that capacity until February 2008 when he resumed the position of President and Chief Executive Officer. In December 2025, Mr. Kratz informed the Board of his intention to retire and serve as President and CEO until the Board has appointed a successor. He served as Helix’s Chief Executive Officer from April 1997 until October 2006. Mr. Kratz served as Helix’s President from 1993 until February 1999, and has served as a Director since 1990 (including as Chairman of the Board from May 1998 to July 2017). He served as Chief Operating Officer from 1990 through 1997. Mr. Kratz joined Cal Dive International, Inc. (now known as Helix) in 1984 and held various offshore positions, including saturation diving supervisor, and management responsibility for client relations, marketing and estimating. From 1982 to 1983, Mr. Kratz was the owner of an independent marine construction company operating in the Bay of Campeche. Prior to 1982, he was a superintendent for Santa Fe and various international diving companies, and a diver in the North Sea. From February 2006 to December 2011, Mr. Kratz was a member of the board of directors of Cal Dive International, Inc., a once publicly traded company, which was formerly a subsidiary of Helix. Mr. Kratz has a Bachelor of Science degree from State University of New York.

Director Qualifications:
As a result of these experiences, Mr. Kratz possesses extensive knowledge of the energy industry and significant executive leadership and international operational experience that strengthen the Board’s collective qualifications, skills and experience.

Helix Energy Solutions Group, Inc.	2026 Proxy Statement	15

Corporate Governance
Composition of the Board
The Board currently consists of seven members and, in accordance with our By-laws, is divided into three classes of similar size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. The Class I, II and III directors are currently serving until the later of the Annual Meeting in 2028, 2027 and 2026 respectively, and their respective successors being duly elected and qualified. There are currently two directors in each of Class I and Class II and three directors in Class III.
Role of the Board
The Board has established guidelines that it follows in matters of corporate governance. A complete copy of the Corporate Governance Guidelines for the Board of Directors, which were most recently amended in December 2024, is available on our website at www.helixesg.com/about-helix/our-company/corporate-governance. In accordance with the Corporate Governance Guidelines, the Board is vested with all powers necessary for the management and administration of Helix’s business operations. Although not responsible for our day-to-day operations, the Board has the responsibility to oversee management, provide strategic direction, provide counsel to management regarding the business of Helix, and to be informed, investigate and act as necessary to promote our business objectives.
Board of Directors Independence and Determinations
The Board has affirmatively determined that each of Ms. Glassman, Ms. Harris, Mr. Little, Mr. Lovoi, Ms. Nelson and Mr. Transier qualifies as “independent” as that term is defined under NYSE Rule 303A and applicable rules promulgated under the Exchange Act. In making this determination, the Board has concluded that none of these directors has a relationship with Helix that, in the opinion of the Board, is material and would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our only current non-independent director is Mr. Kratz, our President and Chief Executive Officer. Accordingly, a majority of the members of the Board are independent, as required by NYSE Rule 303A. This independence determination is analyzed annually to promote arms-length oversight. In making its determination regarding independence the Board reviewed the NYSE Rule 303A criteria for independence in advance of the first regularly scheduled meeting of the Board in 2026. In connection with its determination, the Board gathered information with respect to each Board member individually regarding transactions and relationships between Helix and its directors, including the existence of ongoing transactions, if any, entered into between Helix and other entities of which our directors serve as officers or directors. Each director also completed a questionnaire, which included questions about his or her relationship with Helix. None of these transactions or relationships were deemed to affect the independence of the applicable director, nor did they exceed the thresholds established by NYSE rules.
16	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Corporate Governance
Selection of Director Candidates
The Board is responsible for selecting candidates for Board membership and establishing the criteria to be used in identifying potential candidates. The Board delegates the screening and nomination process to the Corporate Governance and Nominating Committee. For more information on the director nomination process, including selection criteria, see “Corporate Governance and Nominating Committee” on page 25 and “Director Nomination Process” beginning on page 26.
Board of Directors Qualifications, Skills and Experience
Helix is an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention, robotics and decommissioning operations. Our services are key in supporting a global energy transition by maximizing production of existing oil and gas reserves, decommissioning end-of-life oil and gas fields and supporting renewable energy developments. We believe our Board should be composed of individuals with sophistication and experience in the substantive areas that impact our business. We believe qualifications, skills or experience in one or more of the following areas to be most important: offshore oilfield services, oil and gas exploration and production, renewable energy, international operations, accounting and finance, strategic planning, investor relations, leadership and administration of complex organizations, management of risk, human capital management, corporate governance and other areas related to the operation of a major international corporation (whether social, cultural, industrial, financial or operational). In addition, we value qualifications, skills and experience related to the importance of our sustainability initiatives. We believe that each of our current Board members possesses the professional and personal qualifications necessary for Board service, with the director qualifications described in their biographies under “Election of Directors” on pages 12-15 and in the Matrix that follows.
Board of Directors Matrix
The following Matrix provides information regarding the members of our Board, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business and industry. The Matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean such director is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill, experience and attribute listed below may vary among the members of our Board.
Helix Energy Solutions Group, Inc.	2026 Proxy Statement	17

Corporate Governance

	Glassman	Harris	Kratz	Little	Lovoi	Nelson	Transier
Knowledge, Skills and Experience
Accounting/Financial
Corporate Governance/Ethics
Energy Industry
Energy Transition/Sustainability
Executive Experience
Health, Safety & Environmental
Human Capital Management/Compensation
International Business
Mergers and Acquisitions
Operations
Other Public Company Board Experience
Risk Management
Science, Technology and Engineering
Strategic Planning/Oversight
Demographics
Self-Identified Race/Ethnicity
Asian
Black/African American
Caucasian/White
Hispanic/Latinx
Native American/Alaska Native
Native Hawaiian/Pacific Islander
Self-Identified Gender
Female
Male
Other Attributes
Tenure (Years)	4	4	36	5	23	7	26
Independence
Age	59	62	71	62	65	57	71
Committee Membership	Audit	Comp. Gov.	—	Gov. (Chair) Comp.	Comp. (Chair) Audit	Audit (Chair) Gov.	Audit

18	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Corporate Governance
Communications with the Board
Pursuant to the terms of the Corporate Governance Guidelines, any shareholder or other interested party wishing to send written communications to any one or more of Helix’s directors may do so by sending them in care of our Corporate Secretary at Helix’s corporate office. All such communications will be forwarded to the intended recipient(s). All such communications should provide the shareholder’s name, address, and class and number of voting securities held, and indicate whether they contain a message for the Board as a whole, a particular group or committee of directors, our Chairman or another individual director.
Code of Business Conduct and Ethics
In addition to the Corporate Governance Guidelines, our written Code of Business Conduct and Ethics applies to all of our directors, officers and employees. We have also established a Code of Ethics for Chief Executive Officer and Senior Financial Officers applicable to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or Corporate Controller (or person performing a similar function, if any), and Vice President – Internal Audit. We have posted a current copy of both codes on our website at www.helixesg.com/about-helix/our-company/corporate-governance. In addition, we intend to post on our website all disclosures that are required by law or NYSE listing standards concerning any amendments to, or waivers of, any provision of the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics, the Code of Ethics for Chief Executive and Senior Financial Officers, and the Corporate Governance Guidelines are available free of charge to any shareholder in print upon request sent to the Corporate Secretary at Helix’s corporate office.
Attendance at the Annual Meeting
The Board holds a regular meeting immediately preceding and/or immediately after each year’s Annual Meeting of Shareholders. Therefore, members of the Board generally attend Helix’s Annual Meetings of Shareholders. The Board encourages its members to attend the Annual Meeting, but does not have a written policy regarding attendance at the meeting. All members of the Board attended the 2025 Annual Meeting of Shareholders.
Mandatory Retirement Policy
The Board has a mandatory retirement policy for directors such that no person may be a director nominee to serve for a term of service on the Board if during the applicable term he or she would reach the age of 75, and as written such policy does not contemplate waivers or exceptions.
Directors’ Continuing Education
The Board encourages all directors to attend director education programs if they believe attendance will enable them to perform better and to recognize and effectively deal with issues as they arise. To assist directors’ continuing education, Helix is a member of the National Association of Corporate Directors and from time to time Helix presents or hosts programs regarding topical matters to the Board.
Helix Energy Solutions Group, Inc.	2026 Proxy Statement	19

Corporate Governance
Risk Oversight
The Board and its committees are actively involved in overseeing risk management for Helix and has adopted an Enterprise Risk Management Policy to provide a framework to support the identification and mitigation of enterprise-level risks that may have a material and adverse impact on the enterprise. The five core principles of the Enterprise Risk Management Policy are: identification, mitigation, monitoring, transparency and evolution. In order to advance our business strategy, maintain our financial strength and create long-term value for our shareholders, the Board routinely assesses the major, “mission critical” risks facing Helix and various options for mitigation of those risks. Specifically, the Audit Committee is responsible for oversight with respect to processes, guidelines and policies with respect to risk assessment and risk management, including Helix’s major financial and cybersecurity risk exposures and the risk of fraud, and the steps taken to monitor and control such exposures and review of the assessment process and methodology with respect to the identification of risk assessment and risk management. Management is responsible for the day-to-day operation and oversight of Helix, and identifies and prioritizes risks associated with our business, which are discussed at Board and/or committee meetings as appropriate. We believe that our risk management responsibilities, processes and procedures serve as an effective approach for addressing the risks facing Helix, and that our Board and management structures support this approach.
Among its duties beyond its enumerated responsibilities related to risk oversight, the Audit Committee regularly reviews with the Board and management:
•	Our policies and processes with respect to risk assessment, mitigation and management;
•	Our systems of disclosure controls and internal controls over financial reporting;
•	Key credit risks;
•	Our hedging policies and transactions;
•	Cybersecurity risk and control procedures; and
•	Our compliance with legal and regulatory requirements.
Among its duties, the Compensation Committee regularly reviews with the Board and management:
•	Our compensation philosophy, policies and programs;
•	Retention risk; and
•	Alignment with shareholder interests.
Among its duties, the Corporate Governance and Nominating Committee regularly reviews with the Board and management:
•	The disclosure and reporting of any sustainability matters, and specifically including with respect to climate change, regarding our business and industry;
•	Shareholder concerns and matters regarding corporate governance; and
•	Succession planning.
The Board’s risk oversight process builds upon management’s risk assessment and mitigation efforts, and the Board works directly with management in establishing strategic planning and enterprise risk management processes for risk oversight identification, reporting and monitoring. Our finance, legal and internal audit departments serve as the primary monitoring and testing functions for company policies and procedures. Management’s day-to-day oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels, and specifically includes Helix’s safety programs, initiatives and incident reporting. Management regularly reports on these risks to the Board and its relevant committees, and additional review and reporting of risks are conducted as appropriate. All committees report to the Board, including when a matter rises to the level of a material risk.
In addition to reports from its committees, the Board receives presentations throughout the year from various members of management that include discussion of risks as necessary and appropriate, including risks associated with proposed transactions. At each Board meeting, our Chief Executive Officer addresses matters of particular importance or concern, including any significant areas of risk that may call for Board attention, whether commercial, operational, legal, regulatory or other type of risk. Additionally, the Board reviews our short-term and long-term strategies, including consideration of significant risks facing Helix and the impact of such risks.
20	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Corporate Governance
Corporate Sustainability
Our vision as a preeminent offshore energy transition company is supported by our sustainability priorities of People, Governance, Health and Safety, Value Creation, Environmental Impact, and Ethics. Sustainability initiatives and disclosures are embedded in these business values and priorities with a top-down approach led by management and our Board. Our services facilitate both extending the value and therefore the life cycle of underutilized wells, which in turn mitigates the need to drill new wells and the responsible transition to additional energy sources. These efforts are published in greater detail on our Corporate Sustainability Platform available at www.helixesg.com/sustainability.
The Board and Sustainability
Each Committee of our Board oversees elements designed to support our sustainability priorities. Specifically, as a stated responsibility of its charter, the Corporate Governance and Nominating Committee oversees, assesses and reviews the disclosure and reporting of any sustainability matters, impacting the Company’s business and industry, including with respect to climate change. Sustainability is reviewed on an ongoing basis in conjunction with environmental, health and safety, and social matters at each Corporate Governance and Nominating Committee meeting. The Audit Committee oversees Helix’s compliance program, enterprise risk management processes, including business continuity, and cybersecurity risk and prevention management. Lastly, the Compensation Committee oversees executive management performance and compensation, including sustainability key performance indicators and human capital management.
From a social perspective, the Board and management recognize their leadership responsibility in embracing our vision and core values. The Board is focused on maintaining an ethical culture at all levels within our organization. The Audit Committee receives an update from management at every regular committee meeting outlining the Company’s compliance initiatives, including adherence to the Company’s Code of Business Conduct and Ethics. The Board also receives regular educational updates on matters such as anti-corruption, legal and regulatory developments and specific risks in the geographic areas in which we operate or seek to operate. As part of this process, Helix has adopted a Statement on Human Rights and Supplier and Vendor Expectations, both of which can be found on our website at www.helixesg.com/about-helix/our-company/ethics-and-compliance
At every regular Board meeting our Chief Operating Officer or his designee reports to the Board on Helix’s performance compared to Health, Safety and Environment (“HSE”) targets set for ourselves against industry statistics, and various initiatives being implemented by HSE management. The Board also receives a report on Helix’s safety record (including total reportable incident rate, or TRIR), lost time incidents, any significant accident or illness incidents, information security matters and risks, and has the opportunity to question management.
Our core operations have long included evaluating and mitigating risks and opportunities associated with climate change and our Climate Change Action Committee, comprised of key leaders from HSE, finance, legal, our business units and management, evaluates Helix’s impact on climate change, implements our go-forward strategies and assists in providing comprehensive disclosures.

Our Climate Change Action Committee evaluates Helix’s impact on climate change and our strategies.

The Board is also invested in maintaining Helix’s employee culture, including embracing diversity and inclusion. As of December 31, 2025 Helix employed 2,212 employees worldwide, representing 40 different nationalities. The Board believes that employing people with different backgrounds, experiences and perspectives makes Helix a stronger company.
Helix Energy Solutions Group, Inc.	2026 Proxy Statement	21

Corporate Governance
Meetings of the Board and Committees
The Board currently has three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Each committee acts under the terms of a written charter, copies of which are available on our website at www.helixesg.com/about-helix/our-company/corporate-governance. A copy of each charter is available free of charge to any shareholder upon request sent to the Corporate Secretary at Helix’s corporate office.
The following table summarizes the current membership of the Board and each of its standing committees as well as the number of times each met during 2025. Members were elected to each standing committee based upon the recommendation of the Corporate Governance and Nominating Committee followed by a vote of the Board. Each member of each committee is “independent” as defined by applicable NYSE and SEC rules.

Name	Board	Audit	Compensation	Corporate Governance and Nominating
Ms. Glassman
Ms. Harris
Mr. Kratz
Mr. Little
Mr. Lovoi
Ms. Nelson
Mr. Transier
Number of Meetings in 2025
Regular	5	6	4	4
Special	7	0	1	2

Chair	Member

Board Attendance
During 2025, the Board held a total of twelve meetings. Each director attended 75% or more of the total meetings of the Board held during the time such director was a member, and each director attended 75% or more of the total meetings of the committees on which such director served.
Executive Sessions of Directors
Independent directors regularly meet in executive sessions following Board and committee meetings without any members of management being present. Committees do occasionally meet with individual members of management, including the Chief Executive Officer, by invitation during executive sessions. The independent Chairman presides at executive sessions of the independent directors. In the case of an executive session of independent directors held in connection with a committee meeting, the Chair of the applicable committee presides.
22	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Corporate Governance

Audit Committee

Members: Ms. Nelson (Chair) Ms. Glassman Mr. Lovoi Mr. Transier
Committee Functions
Among its duties, all of which are more specifically described in its charter, which was most recently amended in December 2024, the Audit Committee:
   •
Appoints and oversees our independent registered public accounting firm;
   •
Reviews the adequacy of our accounting and audit principles and practices, and the adequacy of compliance assurance procedures and internal controls;
   •
Reviews and pre-approves all non-audit services to be performed by the independent registered public accounting firm in order to maintain the accounting firm’s independence;
   •
Reviews the scope of the annual audit;
   •
Reviews with management and the independent registered public accounting firm our annual and quarterly financial statements, including disclosures made in management’s discussion and analysis and in our earnings press releases;
   •
Discusses with management and the independent registered public accounting firm any “critical audit matters” that are being considered by the independent registered public accounting firm for inclusion in its audit opinion;
   •
Meets independently with management and the independent registered public accounting firm;
   •
Meets with internal audit and reviews significant reports prepared by internal audit as well as the quality and objectivity of the internal audit function;
   •
Reviews corporate compliance and disclosure systems;
   •
Discusses with management the processes, guidelines and policies with respect to risk assessment and risk management, including the major financial and cybersecurity risk exposures and the risk of fraud, and the steps management and our business units have taken to monitor and control such exposures;
   •
Reviews corporate compliance and ethics programs and associated legal and regulatory requirements, together with management’s periodic evaluation of the programs’ effectiveness;
   •
Reviews and approves related-party transactions;
   •
Makes regular reports to the Board;
   •
Reviews and reassesses the adequacy of its charter annually and recommends any proposed changes to the Board for approval;
   •
Performs an annual self-evaluation of its performance;
   •
Produces an annual report for inclusion in our proxy statement; and
   •
Performs such other duties as may be assigned by the Board from time to time.

Designation of Audit Committee Financial Experts
The Board has determined that each member of the Audit Committee is financially literate and that Ms. Nelson and Mr. Transier are “audit committee financial experts,” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002, and have financial management expertise as required by the NYSE listing rules. For more information regarding the Audit Committee, see the “Report of the Audit Committee” on page 31.

Meetings in 2025: 6
Independent: All committee members are independent
Financial Literacy: Each member meets the financial literacy requirements as defined in the applicable NYSE and SEC rules.
Oversight Responsibilities:
The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibility to our shareholders, potential shareholders, the investment community and others relating to: (i) the integrity of our financial statements, (ii) the effectiveness of our internal control over financial reporting, (iii) our compliance with legal and regulatory requirements, (iv) the performance of our internal audit function and independent registered public accounting firm and (v) the independent registered public accounting firm’s qualifications and independence.

Helix Energy Solutions Group, Inc.	2026 Proxy Statement	23

Corporate Governance

Compensation Committee

Members: Mr. Lovoi (Chair) Ms. Harris Mr. Little
Committee Functions
Among its duties, all of which are more specifically described in its charter, which was most recently amended in December 2024, the Compensation Committee has the responsibility to:
   •
Review our overall compensation philosophy and objectives;
   •
Make recommendations to the Board with respect to our 2005 Long Term Incentive Plan (as amended and restated) (our “2005 Long Term Incentive Plan”), our Employees’ 401(k) Savings Plan, our Employee Stock Purchase Plan (“ESPP”), and any other equity-based plans;
   •
Commission independent consultants to assist the committee in the evaluation of independent board member and executive officer compensation, as discussed in our “Compensation Discussion and Analysis” below;
   •
Review and approve employment, severance, change in control agreements and other compensatory arrangements with our executive officers, as the committee determines are appropriate, in consultation with the Board;
   •
Review and approve annually executive officer compensation and compensatory arrangements, including base salary and short-term and long-term incentive compensation, in consultation with the Board;
   •
Review and reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval;
   •
Perform an annual self-evaluation of its performance;
   •
Oversee the development and management of our human capital management policies, strategies and initiatives, including but not limited to those regarding diversity and inclusion as well as our employee culture, relations and engagement;
   •
Adopt, periodically review and administer one or more recoupment or “clawback” policies; and
   •
Perform such other duties as may be assigned by the Board from time to time.

Meetings in 2025: 5
Independent: All committee members are independent
Oversight Responsibilities:
The Compensation Committee is appointed by the Board to assist the Board in discharging its responsibilities relating to the compensation of our executive officers, including the overall responsibility for reviewing, evaluating and approving Helix’s executive officer compensation plans, policies, programs and agreements (to the extent considered necessary or appropriate). The Compensation Committee is also responsible for reviewing and recommending to the Board whether the “Compensation Discussion and Analysis” should be included in our proxy statement.

24	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Corporate Governance

Corporate Governance and Nominating Committee

Members: Mr. Little (Chair) Ms. Harris Ms. Nelson
Committee Functions
The Corporate Governance and Nominating Committee has the responsibilities specifically described in its charter and the Corporate Governance Guidelines, both of which were most recently amended in December 2024, including the responsibility to:
   •
Identify and evaluate potential qualified director nominees and recommend director nominees to the Board;
   •
Recommend to the Board the number and term of members of the Board and each committee of the Board;
   •
Monitor, and recommend members for, each committee of the Board;
   •
Monitor and recommend the functions of the committees of the Board;
   •
Make a recommendation to the Board of whether to accept the resignation of any director who receives a greater number of “withhold authority” than votes “for” his or her election in an uncontested election;
   •
Periodically review and recommend to the Board appropriate Board and committee leadership structure and succession planning;
   •
Periodically review and revise our corporate governance principles as appropriate;
   •
Oversee director orientation process and education regarding Helix’s business, structure, management and director responsibilities, as well as emerging governance issues and trends;
   •
Review and make recommendations to the Board regarding notifications made to the committee by directors concerning service on other boards or any material change in employment or other circumstances;
   •
Oversee, assess and review the disclosure and reporting of any sustainability matters, including with respect to climate change, regarding Helix’s business and industry;
   •
Give appropriate consideration to shareholder concerns and proposals regarding corporate governance matters concerning the Board, and provide input for any response by Helix to such concerns or proposals;
   •
Review and reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval;
   •
Perform an annual self-evaluation of its performance and the performance of the Board as a whole;
   •
Report to and work along with the Board with respect to the succession planning process for the Chief Executive Officer and other key management positions; and
   •
Perform such other duties as may be assigned by the Board from time to time.

Sustainability
The Corporate Governance and Nominating Committee is also responsible for matters related to sustainability, including:
   •
Overseeing, assessing and reviewing the disclosure and reporting of any sustainability matters regarding our business and industry;
   •
Understanding and overseeing risks associated with sustainability, including climate change;
   •
Examining ways to emphasize and improve our sustainability record in recognition of the important role we play as a steward of the people, communities and environments we serve; and
   •
Overseeing the incorporation of sustainability initiatives into our core business values and priorities.

Meetings in 2025: 6
Independent: All committee members are independent
Oversight Responsibilities:
The Corporate Governance and Nominating Committee is appointed by the Board to take a leadership role in shaping the corporate governance and business standards of the Board and Helix. The Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board, oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently, and identifies best practices and recommends corporate governance principles, including giving proper attention and effective responses to shareholder concerns regarding corporate governance.

Helix Energy Solutions Group, Inc.	2026 Proxy Statement	25

Corporate Governance
Director Nomination Process
Process for Director Nominations — Shareholder Nominees
The policy of the Corporate Governance and Nominating Committee is to consider properly submitted recommendations of director nominees by shareholders as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating these nominations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability and to address the membership criteria set forth below under “Director Qualifications and Diversity.” Any shareholder recommendations for director nominees for consideration by the Corporate Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to the Corporate Secretary at Helix’s corporate office. In addition, our By-laws permit shareholders to nominate directors for consideration at an Annual Meeting of Shareholders. However, in order to be considered at this year’s Annual Meeting, nominations were required to be received by us prior to the date of this proxy statement.
Neither the Corporate Secretary nor the Corporate Governance and Nominating Committee received any recommendations for director nominees from any shareholder or group of shareholders during 2025 or to date in 2026. As such, Ms. Harris, Ms. Nelson and Mr. Transier are the only directors standing for election at the Annual Meeting.
Shareholders may nominate persons for election to the Board to be considered at next year’s Annual Meeting of Shareholders in accordance with the procedure set forth on page 76.
Director Qualifications
The Corporate Governance and Nominating Committee has established certain criteria with respect to the desired skills and experience for prospective Board members, including those candidates recommended by the committee and those properly nominated by shareholders. The Board, with the assistance of the Corporate Governance and Nominating Committee, selects potential new Board members using criteria and priorities established from time to time. Desired personal qualifications for director nominees include industry knowledge, intelligence, insight, practical wisdom based on experience, the highest professional and personal ethics and values, leadership skills, integrity, strength of character and commitment. Nominees should also have broad experience at the policy-making level in business and possess a familiarity with complex business organizations and one or more of our business lines or those of our customers. Nominees should have the independence necessary to make an unbiased evaluation of management performance (including with respect to Compensation Committee responsibilities) and effectively carry out their oversight responsibilities, and be committed to enhancing shareholder value. Nominees should have sufficient time to carry out their duties. Service on other boards of public companies should be limited to a number that permits nominees, given their individual circumstances, to perform responsibly all director duties to Helix and our shareholders. Specifically, in accordance with our Corporate Governance Guidelines, our directors may not serve on the boards of more than three public companies other than Helix or, if the director is the Chief Executive Officer of Helix or the equivalent of another public company, on the boards of more than one public company other than Helix. Each director must represent the interests of our shareholders.
The Board defines diversity expansively and has determined that it is desirable to have diverse viewpoints, professional experiences, backgrounds (including gender, race, ethnicity and educational backgrounds) and skills, with the principal qualification of a director being the ability to act effectively on behalf of Helix’s shareholders. In accordance with our Corporate Governance Guidelines, in order to promote Board diversity, any initial list of director candidates developed by the Corporate Governance and Nominating Committee to fill any vacancy in Board membership should include one or more qualified candidates who are diverse in either gender, race and/or ethnicity, and any third-party consultant engaged by or on behalf of the Corporate Governance and Nominating Committee to assist in developing any such initial list shall be requested to include one or more of such candidates.
Identifying and Evaluating Nominees for Directors
The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating director nominees. The committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected, due to retirement or otherwise, which the Board would seek to fill. In the event that vacancies are anticipated or otherwise arise which the Board would seek to fill, the Corporate Governance and Nominating Committee considers various
26	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Corporate Governance
potential candidates for director. Candidates may come to the attention of the committee through current Board members, professional search firms, shareholders or other parties. These candidates are evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year.
As described above, the Corporate Governance and Nominating Committee considers properly submitted recommendations of director nominees by shareholders. Following verification of the shareholder status of persons proposing director nominees, the committee considers recommendations at a regularly scheduled meeting, which is generally its first or second meeting prior to the issuance of the proxy statement for the Annual Meeting of Shareholders. If any materials are provided by a shareholder in connection with the shareholder’s recommendation of a director nominee, those materials are forwarded to the committee.
The Corporate Governance and Nominating Committee may also review materials provided by current Board members, professional search firms or other parties in connection with a nominee who was not proposed pursuant to a shareholder recommendation. In evaluating all nominations, the committee seeks to achieve a balance of knowledge, experience and capability on the Board.
Compensation Committee Interlocks and Insider Participation
During 2025, no member of the Compensation Committee was an officer or employee of Helix or any of our subsidiaries, nor was formerly an officer of Helix or any of our subsidiaries, nor had any relationships requiring disclosure by us under Item 404 of Regulation S-K under the Exchange Act.
During 2025, no executive officer of Helix served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one or more of whose executive officers served on the Compensation Committee of the Board, (ii) a director of another entity, one or more of whose executive officers served on the Compensation Committee of the Board or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one or more of whose executive officers served as a member of the Board.
Helix Energy Solutions Group, Inc.	2026 Proxy Statement	27

Director
Compensation
2025 Director Compensation Table
The following table sets forth compensation that was earned or paid during the one-year period ended December 31, 2025 for each member who served on the Board during all or part of 2025.

Name(1)	Fees Earned or Paid in Cash(2)(3)	Stock Awards(4)(5)	All Other Compensation	Total
Diana Glassman	$111,929	$150,000	$-0-	$261,929
Paula Harris	$ 90,000	$178,128	$-0-	$268,128
T. Mitch Little	$125,000	$150,000	$-0-	$275,000
John V. Lovoi	$145,244	$150,000	$-0-	$295,244
Amy H. Nelson	$129,294	$150,000	$-0-	$279,294
William L. Transier	$256,250	$150,000	$-0-	$406,250

(1)	Mr. Kratz is not included in the table because he does not receive any compensation for serving on the Board.
(2)
The annual retainer for each member of the Board, the retainer related to the applicable Board member’s serving as a Chair of a committee and/or as Chairman of the Board, and the retainer related to the applicable Board member’s serving as a member of a committee are paid quarterly. Directors have the option of taking Board and committee retainers (but not expenses) in the form of restricted stock. See “Summary of Director Compensation and Procedures” below.

(3)
In this column we are required to report all fees either earned or paid to directors during 2025. As a result, fees earned in 2024 for fourth quarter service in 2024 but paid in 2025 are also included; thus the dollar amount represents fees paid for five (not four) successive quarters. Fees earned in 2024 but paid in 2025 were as follows: Ms. Glassman, $22,500; Mr. Little, $25,000; Ms. Nelson, $27,500; Mr. Transier, $51,250 and Mr. Lovoi, $31,250. Information with regard to Ms. Harris is included in footnote 5 below.

(4)
Amounts shown in this column represent the grant date fair value of the restricted stock as calculated in accordance with the provisions of FASB Accounting Standard Codification (ASC) Topic 718. The value ultimately realized by each director may or may not be equal to the FASB ASC Topic 718 determined value.

(5)	The grant date fair value of the restricted stock awarded with respect to the year ended December 31, 2025 to each director, computed in accordance with FASB ASC Topic 718, is as follows:

Name	Date of Grant		Number of Shares	Grant Date Fair Value
Ms. Glassman	December 11, 2024	(a)	14,881	$150,000
Ms. Harris	December 11, 2024	(a)	14,881	$150,000
	January 1, 2025	(b)	3,018	$28,128
Mr. Little	December 11, 2024	(a)	14,881	$150,000
Mr. Lovoi	December 11, 2024	(a)	14,881	$150,000
Ms. Nelson	December 11, 2024	(a)	14,881	$150,000
Mr. Transier	December 11, 2024	(a)	14,881	$150,000

(a)	Represents the annual equity grant made in December 2024 for 2025 Board service.
(b)	Represents the payment of retainer and Board and committee fees for the fourth quarter 2024.
28	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Director Compensation
Additionally, on December 10, 2025, each non-employee director was issued 20,690 shares of restricted stock having a grant date fair value of $150,000 representing their annual grant for future Board service.
As of December 31, 2025, unvested restricted stock held by each non-employee director who served during all or part of 2025 is as follows:

Name	Shares of Unvested Restricted Stock Outstanding
Ms. Glassman	20,690
Ms. Harris	33,929
Mr. Little	20,690
Mr. Lovoi	20,690
Ms. Nelson	20,690
Mr. Transier	20,690

Summary of Director Compensation and Procedures
In 2025, our non-employee director compensation structure had three components: (i) director, Chairman of the Board and committee Chair retainers, (ii) committee retainers and (iii) annual equity-based compensation in the form of restricted stock awards. We also reimburse our non-employee directors for their reasonable out-of-pocket expenses related to attending Board and committee meetings. We re-evaluate director compensation based on the compensation of directors by companies in our Benchmarking Peer Group and other relevant facts and circumstances. For more information on our Benchmarking Peer Group, see the “Compensation Discussion and Analysis – Executive Compensation Process – Competitive Benchmarking” beginning on page 39.
In 2025, our non-employee director cash retainers were as follows, in each case paid on a quarterly basis:
•	All non-employee directors received an annual director’s retainer of $70,000;
•	The independent Chairman of the Board received an annual retainer of $125,000 for such service;
•	Each committee Chair received an annual retainer of $20,000; and
•	Each non-Chair member of each standing committee received an annual retainer of $10,000.
Non-employee directors have the option of taking Board and committee retainers and fees (but not expenses) in the form of restricted stock, pursuant to the terms of our 2005 Long Term Incentive Plan. An election to take retainers and fees in the form of cash or stock is made by directors prior to the beginning of the subject fiscal year (and if no election is made, retainers and fees are paid in cash). Directors taking retainers and fees in the form of restricted stock receive a stock award for service during a quarter on or about the first business day of the next quarter in an amount equal to 125% of the cash equivalent of his or her retainers and fees, with the number of shares determined by the closing stock price on the last trading day of the fiscal quarter for which the retainers and fees were earned. These awards fully vest two years after the first day of the year in which the grant is made.
Upon joining the Board and on the date of each regularly scheduled December Board meeting thereafter, a director receives a grant of restricted stock, with a grant value of $150,000 and a one-year vesting term. These grants are made pursuant to the terms of our 2005 Long Term Incentive Plan. All grants are subject to immediate vesting on the occurrence of a Change in Control (as defined in the 2005 Long Term Incentive Plan). From time to time, the Board establishes special committees and special committee members may receive fees in amounts based on the relevant facts and circumstances. Such fees for special committee service are reported in the Director Compensation Table beginning on page 28. The grant of stock options is not currently an element of director compensation.

Our Chief Executive Officer did not receive any cash or equity compensation for his service on the Board in addition to the compensation payable for his service as an employee of Helix.

Helix Energy Solutions Group, Inc.	2026 Proxy Statement	29

Certain
Relationships
Related Party Transactions
In accordance with its charter, the Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. The Audit Committee has adopted a written Statement of Policy With Respect to Related Party Transactions, which was most recently amended in May 2023. It is our policy to approve and enter into transactions with a related party (as defined below) only when the Board, acting through the Audit Committee, determines that a transaction with a related party is in, or not inconsistent with, the best interests of Helix and our shareholders. The Audit Committee will consider all relevant facts and circumstances available to it to make such determination, including the benefits to us, the impact on a director’s independence if the related party is a director or a party related to a director, the availability of other sources for the product or services, the terms of the transaction and the terms available from unrelated third parties. The policy covers any transaction, arrangement or relationship in which we are a participant and in which a related party has a direct or indirect interest, other than transactions available to all employees generally or transactions involving less than $120,000. A “related party” includes any person that served as an executive officer or director of Helix during the last fiscal year, a person that beneficially owns more than 5% of any class of our outstanding voting securities, and a person that is an immediate family member of either of the foregoing or an entity that is controlled by any of the foregoing.
During 2025, Helix was not a party to any transaction or series of transactions required to be reported under Item 404 of Regulation S-K in which a related party had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Director Compensation” above and “Executive Compensation” below.

There are no family relationships among any of our directors, nominees for directors or executive officers.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted procedures for pre-approving all audit services, review and attest engagements, and permissible non-audit services to be performed by our independent registered public accounting firm. These procedures include reviewing an annual budget for audit and permissible non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of audit and permissible non-audit services that are recurring in nature and therefore are anticipated at the time the budget is submitted. During the year, circumstances may arise such that it becomes necessary to engage the independent registered public accounting firm for services in excess of those contemplated by the budget or for additional services. The Audit Committee charter includes specific pre-approval procedures with respect to tax-related services.
The Audit Committee charter delegates pre-approval authority in certain circumstances to the Chair of the Audit Committee, provided the Chair reports any approvals to the Audit Committee at its next meeting. For all types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC rules regarding auditor independence.
The Audit Committee periodically monitors the services rendered and actual fees paid to our independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee. None of the fees in 2025 were for services approved by the Audit Committee pursuant to the de minimis exception in Rule 2-01 of Regulation S-X.
All fiscal year 2025 professional services by our independent registered public accounting firm were pre-approved.
30	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Report of the
Audit Committee
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2025 with management, our internal auditors, and KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”). In addition, the Audit Committee has discussed with KPMG the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) requirements, including Auditing Standard No. 1301, Communications with Audit Committees (AS 1301) and the applicable rules of the Securities and Exchange Committee (“SEC”). The Sarbanes-Oxley Act of 2002 (“SOX”) requires certifications by the Company’s Chief Executive Officer and Chief Financial Officer in certain of the Company’s filings with the SEC. The Audit Committee discussed the review of the Company’s reporting and internal controls undertaken in connection with these certifications with the Company’s management and KPMG. The Audit Committee also reviewed and discussed with the Company’s management and KPMG their respective reports on internal control over financial reporting in accordance with Section 404 of SOX. The Audit Committee has further periodically reviewed such other matters as it deemed appropriate, including other provisions of SOX and rules adopted or proposed to be adopted by the SEC and the New York Stock Exchange.
The Audit Committee also has received the written communications from KPMG regarding the auditor’s independence pursuant to the applicable requirements of the PCAOB Ethics and Independence Rule 3526, and it has reviewed, evaluated and discussed the written disclosures with KPMG and its independence from the Company. The Audit Committee also has discussed with the Company’s management and KPMG such other matters and received such assurances from them as it deemed appropriate.
Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the Company’s audited financial statements for the year ended December 31, 2025 in the Company’s Annual Report on Form 10-K for such year filed with the SEC.
The Audit Committee:
Amy H. Nelson, Chair
Diana Glassman
John V. Lovoi
William L. Transier
This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.
Helix Energy Solutions Group, Inc.	2026 Proxy Statement	31

Proposal 2:
Ratification of Independent
Registered Public Accounting Firm
KPMG LLP served as our independent registered public accounting firm in 2025, having provided audit and financing services since their appointment in May 2016.
The Audit Committee has the authority to retain, oversee, evaluate and terminate our independent registered public accounting firm. Pursuant to such authority, the Audit Committee has again appointed KPMG as auditors to examine the financial statements of Helix for the fiscal year ending December 31, 2026, and to perform other accounting services.
Although our By-laws do not require that shareholders ratify the appointment of KPMG as our independent registered public accounting firm, the Board has determined to submit the selection of KPMG for ratification by the shareholders. If the shareholders do not ratify the appointment of KPMG, the adverse vote will be considered as a direction to the Audit Committee to consider selecting other auditors for the next fiscal year. However, it is contemplated that the appointment for the fiscal year ending December 31, 2026 will be permitted to stand unless the Audit Committee finds reasons for making a change. It is understood that even if the selection of KPMG is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interests of Helix and our shareholders.
We expect that representatives of KPMG will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.
Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years in each of the following categories were:

	2025	2024
	(In Thousands)
Audit Fees(1)	$2,618	$2,691
Audit-Related Fees	0	0
Tax Fees(2)	65	60
All Other Fees	0	0
Total	$2,683	$2,751

(1)
Audit fees include fees related to the following services: the annual consolidated financial statement audit (including required quarterly reviews), subsidiary audits, audits of internal controls over financial reporting, comfort letters, statutory audits and consultations relating to the audit or quarterly reviews.

(2)	Tax fees relate to tax compliance work in the United States.
Vote Required
The ratification of KPMG requires the affirmative vote of holders of a majority of the shares of common stock present or represented and entitled to vote on the proposal at the Annual Meeting.

Board of Directors Recommendation
The Board recommends that you vote “FOR” the ratification of the selection of KPMG as Helix’s independent registered public accounting firm set forth in this Proposal 2.

32	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Compensation Discussion
and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes Helix’s 2025 executive compensation program, including the philosophy behind the program, how the Compensation Committee made compensation decisions in 2025, and the level and elements of 2025 compensation for each of our “named executive officers” (“NEOs”). The Compensation Committee encourages you to read this CD&A carefully.
Executive Summary and Recommendation
Executive Summary
For 2025 our four NEOs consisted of the following individuals, who are our only executive officers:

Owen Kratz President and Chief Executive Officer	Scotty Sparks Executive Vice President and Chief Operating Officer	Erik Staffeldt Executive Vice President and Chief Financial Officer	Ken Neikirk Executive Vice President, General Counsel and Corporate Secretary

As shown in this CD&A, in upholding our commitment to our shareholders, for 2025 the Compensation Committee continued to:
•	Pay our NEOs at competitive market levels based on an appropriate Benchmarking Peer Group, with an opportunity to earn greater overall compensation only if warranted by our performance;
•	Maintain a short-term incentive (“STI”) program based on stretch Adjusted EBITDA goals as well as a balanced scorecard of sustainability metrics;
•	Establish a long-term incentive (“LTI”) program tied to the performance of our common stock and other financial metrics;
•	Measure performance share unit (“PSU”) award payouts based on our relative stock performance as well as our ability to generate cash; and
•	Consider the outcome of our Say on Pay vote and our shareholders’ views when making compensation decisions for our NEOs.
The Compensation Committee and management believe that the Company’s 2025 executive compensation:
•	Appropriately reflects Helix’s financial performance for the year as well as for longer-term value creation;
•	Aligns our NEOs’ interests with those of our shareholders;
•	Includes an appropriate overall mix of short- and long-term incentives designed to drive shareholder value;
•	Advances Helix’s mission and business strategy; and
•	Helps attract, motivate and retain the key talent needed to deliver long-term success.
Recommendation

For these reasons, the Board recommends that shareholders vote to approve the 2025 compensation of Helix’s NEOs.

Helix Energy Solutions Group, Inc.	2026 Proxy Statement	33

Compensation Discussion and Analysis
2025 Highlights
Helix’s 2025 Performance and Financial Results
Helix’s 2025 executive compensation, to which this CD&A relates, is reflective of our steady, disciplined approach to an uncertain global energy market marked by volatile commodity prices, escalating tariffs and geopolitical tensions, and their impact on the global economy and energy demands. During 2025, activity levels in the North Sea and Gulf of America declined with lower customer spending due to the uncertain market environment. However, we were able to maintain significant operating backlog that will provide strong utilization over multiple years, with 2025 contracting highlights including a four-year trenching agreement in the North Sea, a renewables trenching contract for an estimated 300 days in the North Sea, a three-year framework agreement for P&A in the Gulf of America shelf, a well intervention contract in the Gulf of America for a minimum of 150 days over a three-year period, and extensions of the agreements with HWCG and for the HP I. As of December 31, 2025 our consolidated backlog totaled $1.3 billion, which provides strong utilization for our vessels and equipment over multiple years.
We continue to maintain our capital allocation policy of maintaining low levels of Net Debt, maintaining our existing assets, opportunistically targeting markets that complement and further our strategy, and using Free Cash Flow1 to return cash to shareholders through share repurchases. Overall, our stability and discipline are evidenced by the fact that Helix ended the year with approximately $137 million of negative Net Debt (i.e. our cash exceeds our debt by $137 million).1 For a more comprehensive discussion, including of our business, the current market environment, our activity during 2025 and our economic outlook, see Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations, beginning on page 33 of our Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 26, 2026 (our “2025 Annual Report”).
Our 2025 financial results were similarly reflective of our efforts to deliver steady results in an uncertain environment. In 2025 our Adjusted EBITDA1 decreased approximately 10% from 2024 to $272 million, our revenue was slightly down at $1.29 billion, and we realized net income of $31 million, our second straight year of positive results in that metric. Helix continues to generate meaningful Free Cash Flow, and the $120 million of Free Cash Flow generated in 2025 represented our third straight year of generating greater than $100 million of Free Cash Flow for our shareholders.

In 2025, Helix generated $120 million of Free Cash Flow.

Five-Year Results ($ in millions)

[1]
Net Debt, Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. For a reconciliation of these financial measures to reported net income (loss), cash flows from operating activities and long-term debt, respectively, see “Non-GAAP Financial Measures” on pages 37-38 of our 2025 Annual Report.

34	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Compensation Discussion and Analysis
Our stock price closed at $6.27 per share on December 31, 2025 compared to $9.32 on December 31, 2024, $10.28 on December 31, 2023 and $7.38 on December 31, 2022. For the three-year period ended December 31, 2025, our total shareholder return (“TSR”) ranked 9th out of the 19 members of our 2023 PSU peer group, as shown in the following chart. We define TSR for this three-year period as the average stock price for the 20 trading days prior to December 31, 2025 divided by the average stock price for the 20 trading days prior to January 1, 2023, including dividends paid.
Total Shareholder Return 2023-2025

Understanding these metrics helps depict the steady performance and overall financial health of our Company, the prudence with which we are navigating the current environment, and our positioning to capitalize on our markets.
2025 Compensation Program Summary
Base salaries for our NEOs in 2025 continued to reflect the individuals’ contributions to our organization and align with our compensation philosophy. The significant majority of our 2025 STI program continued to be based on Adjusted EBITDA, as the Compensation Committee continued to view this financial performance metric as the Company’s most important near-term business driver reflective of utilization, rates and cost management. Our 2025 executive LTI program continued to be significantly weighted towards our stock price performance, with half of the LTI award comprised of time-vesting restricted stock units (“RSUs”) and the other half comprised of cliff-vesting PSUs, which measure the Company’s performance over a three-year performance period using (a) relative TSR compared to that of a performance peer group and (b) generation of Free Cash Flow compared to pre-established goals. Consistent with the prior three years, for 2025 the Compensation Committee determined to grant RSUs and PSUs payable in either stock, cash or a combination thereof, as determined at the discretion of the Compensation Committee.

Over the 2023-2025 Performance Period, Helix ranked 9th of its 19-member performance peer group with positive Total Shareholder Return, and generated $417 million of cumulative Free Cash Flow.

2025 Say on Pay Vote and Investor Outreach
In 2025, we sought an advisory vote from our shareholders regarding our 2024 executive officer compensation and received a 93% favorable Say on Pay vote.
During 2025, we continued engagement with our investor base, to cultivate those relationships and ensure open lines of communication for any investor concerns. As reflected by the strong results of our Say on Pay vote regarding 2024 executive compensation, our executive compensation process continues to receive strong investor support. We take under advisement feedback from our investors, including any commentary with respect to executive compensation, and we will continue to engage with investors on these matters.
Helix Energy Solutions Group, Inc.	2026 Proxy Statement	35

Compensation Discussion and Analysis

Helix’s 2024 executive officer compensation received a 93% favorable Say on Pay vote.

The design and execution of our 2025 executive compensation program demonstrate our compensation philosophy of supporting the alignment of executive management and shareholder interests. We remain committed to working hard for our shareholders, and strive to:
•	Focus on our strategy of maximizing production of existing oil and gas reserves, decommissioning end-of-life oil and gas fields, and supporting renewable energy;
•	Prioritize safe operational execution and minimize operational downtime;
•	Grow and diversify our business, whether via entering new geographical regions, broadening our capabilities, or expanding our client base;
•	Maintain our disciplined capital structure, including debt management, liquidity requirements and returning value to our shareholders;
•	Deliver on our commitments to human capital resources, through candidate attraction, employee retention and talent management; and
•	Champion and communicate our strong sustainability record, recognizing our important role as a steward of the people, communities and environments we serve.
Compensation Philosophy, Objectives and Features
Helix’s compensation program is based on the philosophy that our executive management team should be aligned with our shareholders, and that our executives should be incentivized and rewarded for performance that advances our business goals and the creation of sustainable value in all business cycles, leading to shareholder value creation.
The following table summarizes Helix’s executive compensation program objectives and the compensation practices supporting each objective:

Objective	Practice
Attract, retain and motivate executives through a range of business cycles
•
Retain independent compensation consultant for advice on competitive landscape
•
Target total compensation at competitive market levels, and allow executives to earn total compensation above the median of the range when warranted by stretch financial performance, relative shareholder return and other financial performance metrics
•
Consider each executive’s roles, responsibilities and goals

Advance business strategy and create long-term value
•
Balance short- and long-term performance incentives with emphasis on the longer term
•
Compensate based on overall Helix performance, implementation by NEOs of business strategies, and achievement of stretch financial objectives

Align management and shareholder interests
•
Pay out LTI performance-based compensation based on performance-based criteria including stock price performance and financial performance metrics
•
Consider shareholder views in establishing compensation policies, practices and levels
•
Establish and enforce stock ownership guidelines, including for our Chief Executive Officer (our “CEO”) at 6x his base salary

Discourage undue risk taking
•
Substantial portion of total compensation is “at-risk,” of which a significant portion is longer-term, performance-based and cliff-vesting
•
Maintain Clawback Policies applicable to all NEOs providing for potential recoupment of compensation, including the recoupment of performance- and time-based, cash and equity awards
•
Establish and enforce hedging and stringent limitations on pledging of stock

36	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Compensation Discussion and Analysis
Implementing our business model and strategy requires input from highly qualified, experienced and technically proficient executive officers. We rely on our executive officers to operate effectively in both positive and negative market environments. They are charged with being able to develop and execute Helix’s strategies to achieve value for shareholders through all fluctuations of our business. We believe our executive compensation program helps us attract, retain and motivate such personnel through a range of business cycles.
We emphasize performance incentives designed to align with our performance-based compensation philosophy. We strive to pay base salaries for our executives near the median level compared to our Benchmarking Peer Group and to allow our executives to earn greater levels of short-term and long-term compensation in the event such is warranted by our performance. Both the structure and results of our 2025 executive compensation program are based on the Company’s management of global and industry-specific challenges, as well as shareholder return relative to our industry peers.

Key Features of Our 2025 Executive Compensation Program
What We Do	What We Don’t Do

Substantial focus on performance-based pay

Balance of short- and long-term incentives

STI tied to stretch Helix financial performance, with challenging thresholds and full payout requiring materially beating, not just meeting, budget

STI structure includes sustainability-related key performance indicators (“KPIs”)

Align executive compensation with shareholder returns through long-term incentives

Retain an independent external compensation consultant

Consider peer group benchmarks when establishing compensation

Maintain Clawback Policies applicable to all NEOs which can result in clawback of executive compensation, including the recoupment of performance- and time-based, cash and equity awards

Impose stock ownership guidelines for our Section 16 officers and our directors

Allow pledging of stock only if certain stringent quantitative requirements are met

Maintain a strong risk management program, which includes monitoring the effect of our compensation programs on risk taking
NO hedging of our stock NO tax gross-ups in post-2008 agreements NO single trigger change of control cash payments NO guaranteed salary increases NO guaranteed bonuses NO perquisites

Consideration of Risk
Our compensation program is intended to be balanced and primarily focused on the long term, which is consistent with our strategy and business model. The greatest amounts of compensation can be achieved through consistent, superior performance over sustained periods of time. In addition, a significant portion of an executive’s compensation, specifically LTI awards, are paid out over time. These practices, along with our Clawback Policies (as defined below), stock ownership guidelines and a policy prohibiting NEOs from hedging and limiting NEOs’ pledging of Helix stock, incentivize our executives to manage Helix for the longer term, while discouraging them from taking undue risk in the short term.
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Compensation Discussion and Analysis
Executive Compensation Process
The executive compensation process is led by the Compensation Committee, which has overall responsibility for reviewing, evaluating and approving Helix’s executive compensation policies, plans, programs and agreements. Management provides input on performance and achievements, and an independent compensation consultant provides competitive market data and advises the Compensation Committee on program design. The following summarizes the allocation of responsibilities associated with our executive compensation program:

Compensation Process Participants
Compensation Committee (comprised of three independent directors)
•
Oversees and approves executive compensation program principles and philosophies
•
Determines STI and LTI program designs and metrics for our executive officers
•
In consultation with the Board, determines all levels of compensation for each of our executive officers including base salary, STI targets, and LTI awards
•
Reviews and approves payouts under performance-based short-term and long-term incentive programs for our executive officers, including the assessment of performance under sustainability-related KPIs and any application of positive or negative discretion, in consultation with the Board
•
In conjunction with the Board, considers all other arrangements, policies and practices related to our executive officer compensation program such as employment agreements, our Clawback Policies, change in control arrangements, and policies limiting pledging and prohibiting hedging
•
Does not delegate to management functions or authority regarding executive compensation
•
Has exclusive authority to retain and terminate any independent compensation consultant
•
Oversees aspects of our compensation arrangements affecting our executive officers as well as our non-executive employees, such as our Employees’ 401(k) Savings Plan, 2005 Long Term Incentive Plan and Employee Stock Purchase Plan
•
Oversees our Human Capital Management initiatives, including as related to sustainability-related KPIs

Independent Compensation Consultant
•
Retained by, and performs work at the direction and under the supervision of, the Compensation Committee
•
Provides advice, research and analytical services on subjects such as trends in executive compensation, compensation program design, peer and industry data, and independent director compensation
•
Reviews and reports on Compensation Committee materials, participates in Compensation Committee meetings, and communicates with the Compensation Committee between meetings
•
Provides no services to Helix other than those provided directly to or on behalf of the Compensation Committee

Management
•
CEO provides input with respect to base salary, STI targets and LTI award values for executive officers other than himself
•
Provides information on Helix’s short-term and long-term business and strategic objectives for consideration by the Compensation Committee in structuring the STI program and performance-based LTI awards
•
CEO provides the Compensation Committee a performance assessment of each executive officer other than himself

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Compensation Discussion and Analysis
Competitive Benchmarking
For 2025, the Compensation Committee retained WTW as its independent compensation consultant. The Compensation Committee determined that WTW is independent, based on information received from WTW including information responsive to the six specifically listed factors set forth in the U.S. Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) rules requiring that compensation committees consider factors relevant to a consultant’s independence in connection with the consultant’s engagement.
Given the complexities of Helix’s services, potential competitors and other special characteristics, we have bifurcated our peer groups into (i) a customized Benchmarking Peer Group for purposes of compensation comparators and (ii) a Performance Peer Group for purposes of measuring the Company’s relative TSR performance in connection with PSUs. This bifurcation allows the Compensation Committee to account for our unique business model while at the same time continuing to hold executives accountable for our relative performance against a broader set of industry-specific companies.
For benchmarking purposes, the Compensation Committee compares the compensation for each element of pay (base salary, STI, target total cash, LTI and target total compensation) for each NEO position to the target compensation for similar positions by companies in our Benchmarking Peer Group, as set forth in those companies’ most recently available public disclosures. WTW proposes companies to be included in the Benchmarking Peer Group and the methodology for selecting that peer group, and consults with management to confirm that the most appropriate companies are selected. The Compensation Committee then reviews and approves the Benchmarking Peer Group for the applicable compensation year.
In determining our Benchmarking Peer Group, we strive to define the market for our executive talent using a sizable group of companies that are comparable to us in both line of business and size. Although there is no other singular company whose service offerings are substantially identical to ours, we are proud to be a unique provider of offshore solutions, and we work diligently to identify the best possible peer groups of companies against which to compare ourselves.
During 2024 the Compensation Committee, with guidance from WTW, conducted a Benchmarking Peer Group review to identify the most appropriate peer companies for the 2025 compensation decision-making process. As part of its process, the Compensation Committee reviewed the Company’s then-current benchmarking peers and conducted a screen of U.S. publicly traded companies using several defined criteria, including relevant industry-specific classification, revenues and business/product descriptions most closely resembling those of Helix; secondary screening factors included a potential peer’s EBITDA, market capitalization and TSR performance. WTW then utilized a “peers of peers” analysis of those companies with which Helix was most likely competing for executive talent.
Ultimately, the Compensation Committee selected the following peer companies to be utilized as the 2025 Benchmarking Peer Group:

2025 Benchmarking Peer Group
Archrock, Inc.	Oil States International, Inc.
Core Laboratories Inc.	Precision Drilling Corporation
Expro Group Holdings N.V.	ProPetro Holding Corp.
Forum Energy Technologies, Inc.	RPC, Inc.
Helmerich & Payne, Inc.	TETRA Technologies, Inc.
Newpark Resources, Inc.	Tidewater Inc.
Noble Corporation plc	Transocean Ltd.
Oceaneering International, Inc.

The companies comprising the 2025 Benchmarking Peer Group were at their time of selection in the view of the Compensation Committee the best and most appropriate companies for benchmarking compensation within our industry. The Compensation Committee will continue to review and monitor the Benchmarking Peer Group on an annual basis and select peers based on appropriate screening criteria, metrics and competition for executive talent.
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Compensation Discussion and Analysis
Aligning Compensation with Company Performance
With the cyclicality of our industry and given our commitment to creating long-term value for our shareholders, the majority of our compensation program is performance-based and at-risk. Our program is designed to incentivize and reward our executives for achieving stretch financial performance goals and outperforming our industry peers. Although our compensation program is focused on longer-term performance, the realized compensation of our NEOs is designed also to reflect performance based on annual goals.
The chart below (the “CEO Compensation Chart”) compares the target and realized compensation of our CEO, Helix’s Adjusted EBITDA, and Helix’s stock price for the years 2021 through 2025. Target compensation includes base salary, STI target, and grant date value of LTI awards in each respective year. The realized compensation for our CEO from 2021 through 2025 includes base salary paid in such year, STI paid in respect of such year, and the value of the payout of LTI compensation that vested immediately following the relevant performance period.
Compensation(1) of CEO Relative to Stock Price and EBITDA

(1)
The realized compensation levels shown include base salary paid in each year, STI paid in respect of each year, and payout of LTI compensation that vested after each year (i.e., the value at the time of vesting of RSUs and cliff-vesting PSUs that vested immediately after the year in question).

(2)
With respect to realized amounts, value of PSU payout, as determined by our three-year performance including as compared to that of our peer group companies (as set forth in the applicable PSU award agreement) and our generation of Free Cash Flow compared to pre-established goals, in each case vesting immediately after the applicable year.

(3)	With respect to realized amounts, value of time-vesting RSUs vesting immediately after the applicable year.
(4)	Represents stock price during the five-year period beginning January 1, 2021 and ending December 31, 2025.
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Compensation Discussion and Analysis
As the CEO Compensation Chart illustrates, the realized compensation of our CEO from 2021 through 2025 has largely tracked the performance of the Company. Our CEO’s realized compensation decreased in 2025 compared to 2024, driven primarily by the lower payouts of the PSUs and RSUs granted in January 2023 as compared to the prior year. Also in 2025, our CEO, as with each NEO, realized 35% of his target STI.
At-Risk Compensation
The following charts show the elements of 2025 executive compensation, including target level STI opportunity and LTIs at grant date value. For our CEO, 86% of target total compensation was based on the performance of at-risk pay elements, while an average of 79% of target total compensation was based on at-risk pay elements for other NEOs.

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Compensation Discussion and Analysis
2025 Executive Compensation Components
For 2025, the primary components of compensation for our NEOs consisted of:
•	A base salary
•	A short-term cash incentive opportunity based on 2025 financial results and sustainability-related KPIs
•	An LTI award in the form of performance-contingent cliff-vesting PSUs
•	An LTI award in the form of time-vesting RSUs
We use each element of compensation to satisfy one or more of our stated compensation objectives. The Compensation Committee’s goal is to achieve the appropriate balance between short-term cash incentives for achievement of stretch annual performance targets and equity awards to promote achievement of sustained value over the longer term.
The following table sets forth the total target compensation awarded in 2025 for each NEO, broken out by base salary, STI target and target value of LTI awards. Following that table is a more detailed discussion of each element of our NEOs’ 2025 compensation.

Named Executive Officer	2025 Base Salary	2025 STI Target	2025 Long-Term Incentive Award	Total Target Direct Compensation
Mr. Kratz	$800,000	$1,200,000	$3,600,000	$5,600,000
Mr. Sparks	$460,000	$460,000	$1,375,000	$2,295,000
Mr. Staffeldt	$460,000	$460,000	$1,480,000	$2,400,000
Mr. Neikirk	$420,000	$420,000	$950,000	$1,790,000

Base Salary Determination
In establishing base salaries for our NEOs, the Compensation Committee considers several factors, including job responsibilities, individual contributions, level of experience and benchmarking peer company data. Individual NEO base salaries are generally established at the December meeting of the Compensation Committee in the prior year.

Base Salaries for 2025
Named Executive Officer	2024 Base Salary	2025 Base Salary	Percent Increase
Mr. Kratz	$800,000	$800,000	0%
Mr. Sparks	$460,000	$460,000	0%
Mr. Staffeldt	$440,000	$460,000	4.5%
Mr. Neikirk	$400,000	$420,000	5%

Short-Term Cash Incentive Program
Our STI program consists of a cash opportunity designed to incentivize employees, including our executive officers, to achieve certain stretch corporate goals. Payouts, if earned, are made in March of the year following the applicable performance year.
The STI target for each executive officer is expressed as a percentage of base salary. Individual NEO STI targets are generally established at the December meeting of the Compensation Committee in the prior year (at the same time as base salary and LTI awards), and STI program design and metrics are generally established at the Compensation Committee’s first regular meeting of the applicable year. In February 2025, the Compensation Committee approved the 2025 STI program for Helix’s executive officers, reaffirmed that achieving a certain level of Adjusted EBITDA was again viewed as the key near-term financial objective for Helix and its shareholders, and established Adjusted EBITDA as the only financial metric for determining 2025 STI performance. Further, the Compensation Committee, with input from management and its independent
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Compensation Discussion and Analysis
compensation consultant, determined to continue the inclusion of a balanced scorecard of sustainability-related KPIs in the 2025 STI program. Under the 2025 STI program, Adjusted EBITDA accounted for ninety percent (90%) of an individual’s STI target, and the sustainability scorecard accounted for ten percent (10%).
For 2025 our executive STI program also contained an adjustment factor specific to the performance of the Helix Alliance business, wherein executive STI levels were able to be adjusted downward if certain financial goals were not met. While we typically align our annual STI program for executive officers with that of our onshore workforce, this potential for negative discretion was unique to our executive officers.
As with prior years’ programs, the 2025 executive STI program reflects a material “stretch” element—to earn a target payout, Adjusted EBITDA had to significantly exceed the Company’s Board-approved 2025 annual budget.
Set forth below are the 2025 Adjusted EBITDA thresholds at which various levels of STI payouts could be earned:

2025 Adjusted EBITDA
Threshold	$276 million
Target	$353 million
Maximum	$401 million

In addition to Adjusted EBITDA, 10% of an individual’s STI target could be earned based on the achievement of KPIs related to four total sustainability-related metrics, each of which was determined by the Compensation Committee as drivers for positive behaviors designed to enhance shareholder value. Whereas an individual could achieve greater than his or her STI target by out-performing certain levels of Adjusted EBITDA, the sustainability-related component was not subject to an upwards adjustment factor.
No executive officer could earn an STI payout in excess of his or her individual maximum level set by the Compensation Committee. Thus, it was possible for an NEO to earn an STI payout below or above his or her target amount, but not above the maximum level. In addition, executive STI amounts were also able to be adjusted downward at the discretion of the Compensation Committee if certain financial goals specific to the performance of the Helix Alliance business were not met. Lastly, notwithstanding the stated performance metrics, any individual executive officer’s STI payout for 2025 could be adjusted at the discretion of the Compensation Committee.
Set forth below are the 2025 STI targets and actual payouts for each NEO. For 2025, Helix reported Adjusted EBITDA of $272 million, representing approximately 85% of the Company’s 2025 annual budget and below the Threshold goal. Further, the Compensation Committee established that the Company achieved each of the sustainability-related KPIs articulated in the 2025 STI program. As noted above, under the 2025 STI program the Compensation Committee retained the authority to exercise both positive and negative discretion. For 2025 the Committee determined to use positive discretion based on factors including:
•
Significant financial improvements in Helix’s Alliance business, reflected in its achievement of nearly tripling of EBITDA and 7% revenue growth year-over-year, driven by cost management and operational and oversight improvements contributing to a notable increase in overall profitability;

•	Delivery of solid annual results in the face of a macro environment that was materially more challenging than anticipated at the time the annual budget was established; and
•	Execution of Board-driven strategic initiatives.
The prior most recent instance of the Compensation Committee applying positive discretion was following the advent of COVID-19 in 2020, and negative discretion has been applied twice since then. Additionally, the Committee has approved modifications to the 2026 STI program to include strategic initiatives as a weighted metric to drive behaviors beyond financial performance and sustainability.
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Compensation Discussion and Analysis
Accordingly, each of our NEOs earned an STI at 35% of target, as follows:

2025 STI Payouts: Target v. Actual
Named Executive Officer	Target	Actual
Mr. Kratz	$1,200,000	$420,000
Mr. Sparks	$460,000	$161,000
Mr. Staffeldt	$460,000	$161,000
Mr. Neikirk	$420,000	$147,000

Long-Term Incentive Program
The Compensation Committee believes that equity-based incentive awards serve to align the economic interests of our executive officers with those of our shareholders, that RSU and PSU awards provide proper incentives to avoid undue risk taking while increasing long-term shareholder value, and are an important retention tool.
Issuances of RSUs and PSUs are made pursuant to our 2005 Long-Term Incentive Plan (as amended and restated, our “Plan”) and are governed by the terms of the Plan in addition to the terms and conditions stated in the applicable award documents.
LTI program design and metrics, as well as the value of individual NEO LTI awards, are generally established at the December meeting of the Compensation Committee in the prior year (at the same as time base salary and STI targets). In determining the value of each NEO’s LTI award, the Compensation Committee reviews the data provided by its independent compensation consultant, and takes into consideration historical awards and the CEO’s recommendation.
2025 Long-Term Incentive Awards
For 2025, executive LTI awards consisted of: (1) 50% in the form of a performance-contingent cliff-vesting PSU award and (2) 50% in the form of a time-vesting RSU award. PSUs and RSUs granted in 2025 are payable in either stock, cash or a combination thereof, at the discretion of the Compensation Committee and subject to the terms and conditions of our Plan.
Set forth below are the LTI awards granted in January 2025 to each of our NEOs:

2025 Long-Term Incentive Awards
Named Executive Officer	PSU Awards in units (50%)	RSU Awards in units (50%)	Target Value of LTI Awards in dollars
Mr. Kratz	193,133	193,133	$3,600,000
Mr. Sparks	73,766	73,766	$1,375,000
Mr. Staffeldt	79,399	79,399	$1,480,000
Mr. Neikirk	50,966	50,966	$950,000

2025 PSU Awards
In January 2025, each NEO received a PSU award pursuant to our Plan. Each unit represents the contingent right to receive either (a) one share of our common stock or (b) cash representing the fair market value of one share of our common stock, at the end of a three-year period based equally on our TSR relative to that of a performance peer group and our Free Cash Flow compared to pre-established goals, subject to the terms and conditions of our Plan. The minimum payout that may be achieved at vesting is 0% of the number of units awarded, with a threshold payment (representing performance at the 25th percentile of our 2025 Performance Peer Group and failure to generate the minimum Free Cash Flow goal) of approximately 1.6%, and the maximum payout that may be achieved is 200%.
For 2025 the Compensation Committee again established a Performance Peer Group, separate from our Benchmarking Peer Group, to measure Helix’s relative TSR performance under the 2025 PSU awards. The 2025 Performance Peer Group was established using a defined and consistent methodology, beginning with the 2025 Benchmarking Peer Group, eliminating
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Compensation Discussion and Analysis
companies that subsequently filed for bankruptcy or were acquired, and then adding those most prevalent “peers of peers” from the performance peer groups utilized by the 2025 Benchmarking Peer Group. In creating the 2025 Performance Peer Group the Compensation Committee again followed an unbiased and repeatable approach to establish a large group of companies against which the Company competes for investment dollars.
Accordingly, the 2025 Performance Peer Group was as follows:

2025 Performance Peer Group
Archrock, Inc.(1)(2)(3)	Oil States International, Inc.(1)(2)(3)
Core Laboratories Inc.(1)(2)(3)	Patterson-UTI Energy, Inc.(2)(3)
Expro Group Holdings N.V.(1)(2)	Precision Drilling Corporation(1)(2)
Forum Energy Technologies, Inc.(1)(2)(3)	ProPetro Holding Corp.(1)(2)(3)
Helmerich & Payne, Inc.(1)(2)(3)	RPC, Inc.(1)(2)(3)
Nabors Industries Ltd.(2)(3)	Select Water Solutions, Inc.(1)(2)(3)
Newpark Resources, Inc.(1)(2)(3)	TETRA Technologies, Inc.(1)(2)(3)
Noble Corporation plc	Tidewater, Inc.(1)(2)(3)
NOV Inc.	Transocean Ltd.(3)
Oceaneering International, Inc.(1)(2)(3)	Weatherford International plc

(1)	Member of the 2024 Performance Peer Group
(2)	Member of the 2023 Performance Peer Group
(3)	Member of the 2022 Performance Peer Group
With respect to the TSR portion of the 2025 PSU awards, the TSR formula is computed using our stock price as follows:

*	Dividends, if any, paid over the performance period; Beginning Price being the average closing price of the last 20 trading days of 2024 and the Ending Price being the average closing price of the last 20 trading days of 2027.
The TSR portion of the 2025 PSU awards is measured using the following performance thresholds, with payouts between the percentiles calculated by linear interpolation:

Helix’s TSR Performance Ranking	Adjustment Factor
80th percentile or above	200%
55th percentile (“Target”)	100%
Below 25th percentile	0%

The Free Cash Flow portion of the 2025 PSU awards measures the cumulative Free Cash Flow generated during the three-year performance period using the following performance thresholds, with payouts between amounts calculated by linear interpolation:

Performance Period Cumulative FCF	Adjustment Factor
$800 Million or Above	200%
$500 Million	100%
$300 Million or Below	0%

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Compensation Discussion and Analysis
2025 Restricted Stock Unit Awards
In January 2025, each NEO received a time-vesting RSU award pursuant to our Plan. The RSU awards vest over a three-year period in one-third increments on each anniversary of the grant date.
Payouts of Prior Long-Term Incentive Awards
Our NEOs had LTI awards that vested immediately after the end of 2025, including the cliff vesting of the 2023 PSU awards and annual vesting for each of the RSU awards granted in 2023-2025. With respect to the cliff vesting of the 2023 PSU awards, our TSR ranked 9th out of the 19 2023 PSU peer group companies, and the Company generated a cumulative $417 million of Free Cash Flow during the performance period. Therefore, in accordance with the terms of each such executive officer’s 2023 PSU Award Agreement, 151% of the awarded PSUs was earned.
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Compensation Discussion and Analysis
Other Compensation Program Features
Tax Considerations
The Compensation Committee and Helix management consider the accounting and tax impacts of various compensation elements when designing our executive compensation program and making other compensation decisions. These considerations, however, are secondary to meeting the overall objectives of our executive compensation program. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, all compensation (other than certain grandfathered arrangements) paid to each “covered employee” (as defined in such Section) in excess of $1 million is non-deductible by Helix for U.S. federal income tax purposes. Although the Compensation Committee does consider the accounting and tax impacts of its compensation decisions, it may approve compensation in excess of the $1 million deduction limitation in order to maintain competitive levels of compensation for our executive officers. Tax deductibility does not drive the Compensation Committee’s compensation decisions, and as a result certain compensation paid to our NEOs may not be deductible by Helix. The Compensation Committee will continue to consider applicable facts and circumstances in exercising its business judgment with respect to executive compensation program design.
Clawback Policies
In connection with the final clawback rules adopted by the SEC under Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended, and the listing standards set forth in the NYSE Listed Company Manual (the “Listing Standards”), in September 2023 the Board adopted a Mandatory Recoupment Policy. The Mandatory Recoupment Policy provides for the mandatory recovery of certain erroneously awarded incentive compensation from the Company’s current and former executive officers (including all NEOs) in the event the Company is required to prepare an accounting restatement as specified in such policy. Under the Mandatory Recoupment Policy, the Board may recoup erroneously awarded incentive compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement.
The Board also concurrently adopted a Supplemental Recoupment Policy (together with the Mandatory Recoupment Policy, the “Clawback Policies”), applicable to current and former Section 16 officers (again including all NEOs), that allows for the recoupment of certain incentive compensation and time-based equity awards in other circumstances, including in the event of misconduct causing material financial, operational or reputational harm to the Company. Notably, the Supplemental Recoupment Policy authorizes the recovery of time-vested awards such as restricted stock and RSU awards. Accordingly and dependent on the relevant circumstances, the Clawback Policies provide for the recovery of both cash and equity awards, both performance- and time-based.

Helix’s Clawback Policies provide for the recovery of time-vested awards such as restricted stock and RSU awards.

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Compensation Discussion and Analysis
Stock Ownership Guidelines
We have in place stock ownership guidelines for our Section 16 officers and our independent directors. These covered persons have five years from the date they become subject to the guidelines to accumulate the equity necessary to comply with the guidelines. The forms of equity ownership that can be used to satisfy the guidelines include shares of our common stock owned directly, shares of our common stock owned indirectly (e.g., by a spouse or a trust), time-vesting restricted stock and time-vesting RSUs. The ownership guidelines are as follows:

The value of an individual’s holdings is based on the average closing price of a share of our common stock for the previous calendar year. There are penalties for non-compliance, which may include the retention of a portion of the participant’s vested shares or the participant receiving grants of equity in lieu of cash compensation until compliance is achieved; waivers may be granted for certain hardship issues. As of December 31, 2025, all covered persons were in compliance with the stock ownership guidelines.
Insider Trading Program
Helix has adopted an Insider Trading Compliance Program that governs transactions in Helix’s securities by employees, officers, directors and other related individuals of the Company and its subsidiaries. The program prohibits transactions involving a purchase or sale of Company securities while an individual is in possession of material non-public information and provides for trading windows during which Helix’s securities can be bought, sold or otherwise transferred. The program is reasonably designed to promote compliance with insider trading laws, rules and regulations and the Listing Standards. For the full text of the program see Exhibit 19.1 to our 2025 Annual Report.
Hedging and Pledging Policy
Helix considers it inappropriate for any director, officer or employee to enter speculative transactions in our stock. Therefore, we have a policy that prohibits the purchase or sale of puts, calls or options based on our securities, or the short sale of our securities. Directors, officers and other employees may not purchase Helix securities on margin. The policy prohibits the hedging of our stock and imposes discrete and stringent limitations on the ability to pledge Helix stock.
Because much of the compensation of our executives – and potentially their net worth – consists of or is based on Helix stock, our executives may prefer to pledge stock as collateral for a loan or indebtedness rather than selling Helix stock to meet cash needs. However, any significant sale of that collateral into the market may have adverse consequences on our stock price. Accordingly, Helix policy provides that directors and officers may pledge our stock only if the pledged stock does not exceed:
•	25% of the director’s or officer’s total holdings;
•	2% of Helix’s outstanding securities; and
•	200% of Helix’s average daily trading volume over the three months prior to the transaction.
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Compensation Discussion and Analysis
In addition, every pledge transaction must be specifically approved by the Board. In assessing a potential pledging transaction, the Board may consider any factors it deems appropriate and relevant, including whether the indebtedness secured by the pledged stock is non-recourse, whether the director or officer has other assets to satisfy the loan or indebtedness, whether the stock pledged was purchased (as opposed to granted as compensation by Helix), and any mechanisms in the pledge transaction that are in place to avoid undesirable transactions in Helix’s securities.

At this time, there are no outstanding pledges of our stock by any of our directors or officers.

Perquisites and Benefits
Our NEOs only receive benefits that are either available to all our employees or otherwise are integrally and directly related to the performance of their duties at Helix. We offer a variety of health and welfare and retirement programs to all eligible employees. Helix’s executive officers are eligible for the same benefit programs on the same basis as the rest of our U.S. employees. Our health and welfare programs currently include medical, pharmacy, dental, vision, life insurance and accidental death and disability insurance. In addition, we offer a retirement program intended to supplement our employees’ personal savings and social security. Helix’s retirement program for our U.S. employees, including our executive officers, consists solely of our Employees’ 401(k) Savings Plan. We do not provide pension arrangements, free or subsidized post-retirement health coverage, or similar benefits to our NEOs.
Severance and Change in Control Arrangements
We believe that the competitive marketplace for executive talent and our desire to retain our executive officers require us to provide our executive officers with certain severance benefits. In addition, we believe that the interests of our shareholders are served by having limited change in control benefits for executive officers who would be integral to the success of, and are most likely to be impacted by, a change in control of the Company. In November 2008, Mr. Kratz executed an amended and restated employment agreement with the Company. None of the employment agreements of Messrs. Sparks, Staffeldt or Neikirk contain a “gross-up” or excise tax protection provision. The employment agreements with our executive officers contain severance benefits in the event the executive’s employment is terminated by Helix without “Cause” or the executive terminates his or her employment for “Good Reason,” as those terms are defined in the agreements. The employment agreements contain benefits payable to the executive officer if the executive officer is terminated without “Cause” or terminates his or her employment for “Good Reason” within a two-year period following a “Change in Control.” We believe the provision of these benefits to be reasonable and customary for our benchmarking peers. In February 2012, the Compensation Committee adopted a policy that prohibits future employment agreements with executive officers from containing “single trigger” change in control provisions, or excise tax protection or “gross-up” provisions. None of our executive officers’ employment agreements has a “single trigger” for payout of severance benefits in the event of a change of control. For more information regarding severance and change in control benefits, see “Employment Agreements and Change in Control Provisions” beginning on page 59.
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Compensation Discussion and Analysis
Looking Ahead
Market Outlook
While in the near term we anticipate an ongoing challenged market for our assets not under long-term contracts, our performance should be supported by our backlog from new contracting, by the materialization of work that had been deferred, and by increasing demand for our decommissioning services internationally.
2026 Compensation Program
For 2026, each element of our executive compensation program—base salaries, target and maximum STI percentages, and LTI awards—for Messrs. Kratz and Sparks remains the same as it was for 2025. The 2025 base salaries and LTI awards for Messrs. Staffeldt and Neikirk increased, while their respective target and maximum STI percentages remain the same as they were for 2025. We believe the 2026 levels of executive compensation will continue to serve to motivate and retain the key talent needed to drive the Company’s long-term success.
Our 2026 STI program for executive officers continues to be based primarily on Adjusted EBITDA, as the Compensation Committee continues to view this financial performance metric as the Company’s most important near-term business driver as reflective of utilization, rates and cost management. The 2026 STI program maintains comparatively high financial performance thresholds at which payouts are earned, but with 80% of STI target to be paid upon achievement of the Company’s Board-approved 2026 budget, and still requiring the Company to exceed budget in order to achieve payout levels at target or greater. The Compensation Committee added a strategic element to the 2026 STI program, intended to continue driving behaviors on key aspects of the Company’s business strategy as established by the Board, and retained safety and sustainability-related KPIs in the 2026 STI program to emphasize the importance of such matters.
For 2026 the Compensation Committee continues the bifurcated approach of utilizing a benchmarking peer group for purposes of compensation comparators and a performance peer group for purposes of measuring the Company’s performance in connection with PSUs. Long-term incentives for our executive officers in 2026 are again awarded in PSUs and RSUs, both payable in either stock, cash or a combination thereof at the discretion of the Compensation Committee, and all subject to the terms and conditions of our Plan. PSU award agreements entered into in 2026 again include a meaningful Free Cash Flow performance metric equally weighted with the relative TSR metric, in order to continue to emphasize the importance of Free Cash Flow in assessing the Company’s overall performance. The Compensation Committee believes these program features continue to be appropriate in the current environment and continue to align the interests of our executive management and our shareholders.
Commitment
In overseeing and evaluating Helix’s compensation programs, the Compensation Committee will continue to adapt based on business and financial results that are in the best interests of our shareholders. We remain committed to, and will continue to uphold, our core values in 2026 and beyond.
Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that this Compensation Discussion and Analysis be included in this proxy statement.
The Compensation Committee:
John V. Lovoi, Chair
Paula Harris
T. Mitch Little
50	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive
Officers
The executive officers of Helix are as follows:

Name	Age	Principal Position
Owen Kratz	71	President and Chief Executive Officer
Scotty Sparks	52	Executive Vice President and Chief Operating Officer
Erik Staffeldt	54	Executive Vice President and Chief Financial Officer
Ken Neikirk	51	Executive Vice President, General Counsel and Corporate Secretary

President and Chief Executive Officer	Owen Kratz

Owen Kratz is President and Chief Executive Officer of Helix. He was named Executive Chairman in October 2006 and served in that capacity until February 2008 when he resumed the position of President and Chief Executive Officer. In December 2025, Mr. Kratz informed the Board of his intention to retire and serve as President and CEO until the Board has appointed a successor. He served as Helix’s Chief Executive Officer from April 1997 until October 2006. Mr. Kratz served as President from 1993 until February 1999 and has served as a director of Helix since 1990 (including as Chairman of the Board from May 1998 to July 2017). He served as Chief Operating Officer from 1990 through 1997. Mr. Kratz joined Cal Dive International, Inc. (now known as Helix) in 1984 and held various offshore positions, including saturation diving supervisor, and management responsibility for client relations, marketing and estimating. From 1982 to 1983, Mr. Kratz was the owner of an independent marine construction company operating in the Bay of Campeche. Prior to 1982, he was a superintendent for Santa Fe and various international diving companies, and a diver in the North Sea. From February 2006 to December 2011, Mr. Kratz was a member of the board of directors of Cal Dive International, Inc., a once publicly traded company, which was formerly a subsidiary of Helix. Mr. Kratz has a Bachelor of Science degree from State University of New York.

Helix Energy Solutions Group, Inc.	2026 Proxy Statement	51

Executive Officers

Executive Vice President and Chief Operating Officer	Scotty Sparks

Scotty Sparks is Executive Vice President and Chief Operating Officer of Helix, having joined Helix in 2001. He served as Executive Vice President – Operations of Helix from May 2015 until February 2016. From October 2012 until May 2015, he was Vice President – Commercial and Strategic Development of Helix. He has also served in various positions within Helix Robotics Solutions, Inc. (formerly known as Canyon Offshore, Inc.), including as Senior Vice President from 2007 to September 2012. Mr. Sparks has over 36 years of experience in the subsea industry, including Operations Manager and Vessel Superintendent at Global Marine Systems and BT Marine Systems.

Executive Vice President and Chief Financial Officer	Erik Staffeldt

Erik Staffeldt is Executive Vice President and Chief Financial Officer of Helix. Prior thereto he was Senior Vice President and Chief Financial Officer beginning in June 2017 until February 2019. Mr. Staffeldt oversees Helix’s finance, treasury, accounting, tax, information technology and corporate planning functions. Since joining Helix in July 2009 as Assistant Corporate Controller, Mr. Staffeldt has served as Director – Corporate Accounting from August 2011 until March 2013, Director of Finance from March 2013 until February 2014, Finance and Treasury Director from February 2014 until July 2015, and Vice President – Finance and Accounting from July 2015 until June 2017. Mr. Staffeldt was also designated as Helix’s “principal accounting officer” for purposes of the Securities Act of 1933, the Exchange Act and the rules and regulations promulgated thereunder in July 2015 until December 2021. Mr. Staffeldt served in various financial and accounting capacities prior to joining Helix and has over 30 years of experience in the energy industry. Mr. Staffeldt is a graduate of the University of Notre Dame with a BBA in Accounting and Loyola University in New Orleans with an MBA, and is a Certified Public Accountant.

Executive Vice President, General Counsel and Corporate Secretary	Ken Neikirk

Ken Neikirk is Executive Vice President, General Counsel and Corporate Secretary of Helix. Mr. Neikirk has over 25 years of experience practicing law in the corporate and energy sectors, and has been a member of Helix’s legal department since 2007, most recently serving as Helix’s Senior Vice President, General Counsel and Corporate Secretary from May 2019 to December 2022, and prior to that as Corporate Counsel, Compliance Officer and Assistant Secretary from February 2016 until April 2019. Mr. Neikirk oversees Helix’s legal, human resources, and contracts and insurance functions. Prior to joining Helix Mr. Neikirk was in private practice in New York and Houston. Mr. Neikirk holds a Bachelor of Arts degree from Duke University and a Juris Doctor from the University of Houston Law Center.

52	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive
Compensation
Summary Compensation Table
The following table provides a summary of the cash and non-cash compensation for the years ended December 31, 2025, 2024 and 2023, for our named executive officers: (1) the Chief Executive Officer and the Chief Financial Officer and (2) other than the Chief Executive Officer and the Chief Financial Officer, each of the two most highly compensated executive officers of Helix during 2025. These individuals are our only executive officers.
The table may not reflect the actual compensation received by the named executive officers for the three-year period. For example, amounts recorded in the stock awards column reflect the grant date fair value of the awards. The actual value of compensation realized by the named executive officer with respect to any equity award will vary from the grant date fair value due to stock price fluctuations and/or forfeitures.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Owen Kratz President and Chief Executive Officer	2025	$800,000	$-0-	$3,838,519	$420,000	$8,750	$5,067,269
	2024	$800,000	$-0-	$3,952,815	$914,400	$8,625	$5,675,840
	2023	$800,000	$-0-	$4,057,310	$2,157,600	$8,250	$7,023,160
Scotty Sparks Executive Vice President and Chief Operating Officer	2025	$460,000	$-0-	$1,466,099	$161,000	$-0-	$2,087,099
	2024	$460,000	$-0-	$1,509,749	$350,520	$-0-	$2,320,269
	2023	$460,000	$-0-	$1,549,607	$827,080	$-0-	$2,836,687
Erik Staffeldt Executive Vice President and Chief Financial Officer	2025	$460,000	$-0-	$1,578,055	$161,000	$8,750	$2,207,805
	2024	$440,000	$-0-	$1,427,417	$335,280	$8,625	$2,211,322
	2023	$440,000	$-0-	$1,465,144	$791,120	$8,250	$2,704,514
Ken Neikirk Executive Vice President, General Counsel and Corporate Secretary	2025	$420,000	$-0-	$1,012,949	$147,000	$8,750	$1,588,699
	2024	$400,000	$-0-	$1,043,101	$304,800	$8,625	$1,756,526
	2023	$400,000	$-0-	$1,070,679	$719,200	$8,250	$2,198,129

(1)
For 2025, no salaries were increased compared to the prior year except for Mr. Staffeldt and Mr. Neikirk each in the amount of $20,000. For 2024, no salaries were increased compared to the prior year. For 2023, no salaries were increased compared to the prior year except for Mr. Kratz in the amount of $100,000.

(2)
During the periods shown, the long-term incentive program was structured such that the awarded value of RSUs and PSUs was identical, based on the quoted closing market price of $9.32 per share of our common stock on December 31, 2024 for awards made in January 2025, $10.28 per share of our common stock on December 31, 2023 for awards made in January 2024 and $7.38 per share of our common stock on December 31, 2022 for awards made in January 2023.

For 2025, the total grant value of the long-term incentive award to Mr. Staffeldt increased by $180,000 and the total grant values of long-term incentive awards to Messrs. Kratz, Sparks and Neikirk were not changed. For 2024, the total grant values of long-term incentive awards to each of our NEOs were not changed as compared to the prior year. For 2023, the total grant values of long-term incentive awards to Messrs. Sparks, Staffeldt and Neikirk were increased by $200,000, $225,000, and $150,000, respectively, and the total grant value of the long-term incentive award to Mr. Kratz was not changed. PSUs and RSUs granted in 2025, 2024 and 2023 are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

Helix Energy Solutions Group, Inc.	2026 Proxy Statement	53

Executive Compensation

The amounts shown in this column represent the grant date fair value of the RSU awards and PSU awards as calculated in accordance with the provisions of FASB ASC Topic 718 (as opposed to the awarded value of the grant). While the awarded value and the FASB ASC Topic 718 determined value for RSU awards are the same, the values for PSU awards are different. See the “Grant of Plan-Based Awards” table below for details of the 2025, 2024 and 2023 awards and the related grant date fair value. The value ultimately realized by each named executive officer may not be equal to the FASB ASC Topic 718 determined value. No stock options were granted in 2025, 2024 or 2023.

Not included in the table are the payments made to our named executive officers upon the vesting of PSU awards. In early 2026, each of the following named executive officers received the following amounts in cash from their 2023 PSU awards, which were three-year cliff vesting, based on the quoted closing market price of $6.27 per share of our common stock on December 31, 2025: Mr. Kratz, $2,309,191; Mr. Sparks, $881,982; Mr. Staffeldt, $833,879; and Mr. Neikirk, $609,369. In early 2025, each of the following named executive officers received the following amounts in stock from their 2022 PSU awards, which were three-year cliff vesting, based on the quoted closing market price of $9.32 per share of our common stock on December 31, 2024: Mr. Kratz, $9,140,776; Mr. Sparks, $3,509,931; Mr. Staffeldt, $3,211,225; and Mr. Neikirk, $2,389,741. Mr. Kratz also received in early 2025 $1,613,068 in cash for a portion of his 2022 PSU awards. In March 2024, the following named executive officers received the following amounts in stock from their 2021 PSU awards, which were three-year cliff vesting, based on the quoted closing market price of $10.28 per share of our common stock on December 31, 2023 as well as the cumulative Free Cash Flow generated by Helix during the three-year performance period: Mr. Kratz, $2,436,596; Mr. Sparks, $2,215,104; Mr. Staffeldt, $1,993,611; and Mr. Neikirk, $1,772,077. In January 2023, the following named executive officers received the following amounts in stock from their 2020 PSU awards, which were three-year cliff vesting, based on the quoted closing market price of $7.38 per share of our common stock on December 31, 2022: Mr. Kratz, $1,065,620; Mr. Sparks, $347,805; Mr. Staffeldt, $318,203; and Mr. Neikirk, $222,005.

(3)	The amounts shown in this column reflect the payments made to each named executive officer under Helix’s STI programs for the applicable performance year that are paid in March of the following year.
(4)	The amounts in this column consist of matching contributions by Helix through our Employees’ 401(k) Savings Plan.
54	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation
Grant of Plan-Based Awards
The following table sets forth certain information with respect to grants of plan-based awards during the fiscal year ended December 31, 2025 to each of our named executive officers:

Name and Principal Position	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(PSUs)(2)			All Other Stock Awards: Number of RSUs(3)	Grant Date Fair Value of Stock and Options Awarded(4)
		Target STI Opportunity	Threshold	Target	Maximum
Mr. Kratz President and Chief Executive Officer		$1,200,000
	1/1/2025		3,115	193,133	386,266		$2,038,519
	1/1/2025					193,133	$1,800,000
Mr. Sparks Executive Vice President and Chief Operating Officer		$460,000
	1/1/2025		1,190	73,766	147,532		$778,600
	1/1/2025					73,766	$687,499
Mr. Staffeldt Executive Vice President and Chief Financial Officer		$460,000
	1/1/2025		1,281	79,399	158,798		$838,056
	1/1/2025					79,399	$739,999
Mr. Neikirk Executive Vice President, General Counsel and Corporate Secretary		$420,000
	1/1/2025		822	50,966	101,932		$537,946
	1/1/2025					50,966	$475,003

(1)
This column shows the target amount of cash payable to our named executive officers under our 2025 STI program. For more information regarding our STI program, including the performance targets used for 2025, see “Compensation Discussion and Analysis – 2025 Executive Compensation Components – Short-Term Cash Incentive Program.”

(2)
These columns show the estimated units payable with respect to the 2025 PSU awards made under our 2005 Long Term Incentive Plan. The 2025 PSU awards are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee, and are subject to a three-year cliff-vesting period. The number of units earned is contingent on Helix’s performance in terms of TSR and Free Cash Flow. For the TSR portion, the TSR performance threshold is the 25th percentile of the 2025 Performance Peer Group (the attainment below which will yield a payout equal to 0%), performance target level is a TSR at the 55th percentile (the attainment of which will yield a payout equal to 100% or “target”), and the maximum performance level is a TSR at or above the 80th percentile (the attainment of which will yield a payout equal to 200%). Payout for TSR performance between these percentiles is calculated by linear interpolation. For the Free Cash Flow portion, in the event Helix does not generate a cumulative Free Cash Flow of greater than $300 million during the three-year performance period, no payout will be made. In the event Helix generates a cumulative Free Cash Flow of $500 million during the performance period, payout will equal 100% or “target.” In the event Helix generates a cumulative Free Cash Flow of $800 million or greater during the performance period, payout will equal 200%. Payout for Free Cash Flow performance between these amounts is calculated by linear interpolation. The threshold column shows the minimum attainment that would generate a payout, which would be comprised of TSR at the 25th percentile and cumulative Free Cash Flow less than $300 million. For more information regarding the PSU awards, see “Compensation, Discussion and Analysis – 2025 Executive Compensation Components – 2025 PSU Awards.”

(3)
This column shows the number of time-vesting RSUs granted in 2025 to the named executive officers under our 2005 Long Term Incentive Plan. RSUs granted in 2025 are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

(4)
This column shows the grant date fair value of the PSU awards and time-vesting RSU awards. No options were granted by Helix in 2025 and no options are currently outstanding. Our 2025 long-term incentive program was structured such that the awarded value of PSUs and RSUs was identical, based on the quoted closing market price of $9.32 per share of our common stock on December 31, 2024. The amounts shown in this column, however, represent the grant date fair value of PSU and RSU awards as calculated in accordance with the provisions of FASB ASC Topic 718 (as opposed to the awarded value of the grant). While the awarded value and the FASB ASC Topic 718 determined value for RSU awards are the same, the values for PSU awards are different.

Helix Energy Solutions Group, Inc.	2026 Proxy Statement	55

Executive Compensation
The following table sets forth certain information with respect to the RSUs and PSUs granted during or for the fiscal years ended December 31, 2025, 2024 and 2023 to each of our named executive officers:

Name and Principal Position	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Market Value of Stock Awards(3)
Mr. Kratz President and Chief Executive Officer	1/1/2025	12/11/2024	193,133(1)	$2,038,519
	1/1/2025	12/11/2024	193,133(2)	$1,800,000
	1/1/2024	12/6/2023	175,097(1)	$2,152,818
	1/1/2024	12/6/2023	175,097(2)	$1,799,997
	1/3/2023	12/7/2022	243,902(1)	$2,257,313
	1/3/2023	12/7/2022	243,902(2)	$1,799,997
Mr. Sparks Executive Vice President and Chief Operating Officer	1/1/2025	12/11/2024	73,766(1)	$778,600
	1/1/2025	12/11/2024	73,766(2)	$687,499
	1/1/2024	12/6/2023	66,877(1)	$822,253
	1/1/2024	12/6/2023	66,877(2)	$687,496
	1/3/2023	12/7/2022	93,157(1)	$862,108
	1/3/2023	12/7/2022	93,157(2)	$687,499
Mr. Staffeldt Executive Vice President and Chief Financial Officer	1/1/2025	12/11/2024	79,399(1)	$838,056
	1/1/2025	12/11/2024	79,399(2)	$739,999
	1/1/2024	12/6/2023	63,230(1)	$777,413
	1/1/2024	12/6/2023	63,230(2)	$650,004
	1/3/2023	12/7/2022	88,076(1)	$815,143
	1/3/2023	12/7/2022	88,076(2)	$650,001
Mr. Neikirk Executive Vice President, General Counsel and Corporate Secretary	1/1/2025	12/11/2024	50,966(1)	$537,946
	1/1/2025	12/11/2024	50,966(2)	$475,003
	1/1/2024	12/6/2023	46,206(1)	$568,103
	1/1/2024	12/6/2023	46,206(2)	$474,998
	1/3/2023	12/7/2022	64,363(1)	$595,680
	1/3/2023	12/7/2022	64,363(2)	$474,999

(1)
This is the number of PSUs awarded to each named executive officer in 2025, 2024 and 2023. These awards cliff vest after a three-year period and each of the named executive officers has the ability to earn up to 200% of the amount of the award. The 2025, 2024 and 2023 PSU awards are based in equal parts on Helix’s (a) TSR in comparison to its performance peer group identified in the relevant PSU award agreement and (b) generation of Free Cash Flow and are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

(2)
This is a time-vesting RSU award. The 2025, 2024 and 2023 awards vest ratably on an annual basis over a three-year period on each anniversary of the grant date and are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

(3)
During the periods shown, the long-term incentive program was structured such that the awarded value of PSUs and RSUs was identical, based on the quoted closing market price of $9.32 per share of our common stock on December 31, 2024 for awards made in January 2025, $10.28 per share of our common stock on December 31, 2023 for awards made in January 2024 and$7.38 per share of our common stock on December 31, 2022 for awards made in January 2023. The amounts shown in this column, however, represent the grant date fair value of the PSU awards and RSU awards calculated in accordance with the provisions of FASB ASC Topic 718 (as opposed to the awarded value of the grant). While the awarded value and the FASB ASC Topic 718 determined value for RSUs are the same, the values for PSU awards are different.

56	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation
Outstanding Equity Awards as of December 31, 2025
The following table includes certain information with respect to the value as of December 31, 2025 of all unvested restricted stock, RSU and PSU awards outstanding for each of our named executive officers.

Name and Principal Position	Stock Awards(1)
	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)(4)
Mr. Kratz President and Chief Executive Officer	81,301(6)	$509,757	243,902(7)	$1,529,266
	116,732(8)	$731,910	175,097(9)	$1,097,858
	193,133(10)	$1,210,944	193,133(11)	$1,210,944
Mr. Sparks Executive Vice President and Chief Operating Officer	31,053(6)	$194,702	93,157(7)	$584,094
	44,585(8)	$279,548	66,877(9)	$419,319
	73,766(10)	$462,513	73,766(11)	$462,513
Mr. Staffeldt Executive Vice President and Chief Financial Officer	29,359(6)	$184,081	88,076(7)	$552,237
	42,154(8)	$264,306	63,230(9)	$396,452
	79,399(10)	$497,832	79,399(11)	$497,832
Mr. Neikirk Executive Vice President, General Counsel and Corporate Secretary	21,455(6)	$134,523	64,363(7)	$403,556
	30,804(8)	$193,141	46,206(9)	$289,712
	50,966(10)	$319,557	50,966(11)	$319,557

(1)	No options were granted by Helix in 2025 and no options are currently outstanding.
(2)
The numbers in this column represent unvested RSUs as of December 31, 2025. RSUs granted in 2025, 2024 and 2023 are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee. There are no unvested shares of restricted stock as of December 31, 2025.

(3)	The fair market value is calculated as the product of the closing price on the last business day of 2025, which was $6.27 per share, and the number of unvested shares or units.
(4)	Helix has not paid dividends on its common stock and, as such, no dividends have been paid with respect to any outstanding equity awards.
(5)
The numbers in this column represent unvested PSUs as of December 31, 2025. PSUs granted in 2025, 2024 and 2023 are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

(6)
RSUs granted on January 3, 2023, which vest ratably on an annual basis over a three-year period and are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

(7)	PSUs granted on January 3, 2023, for the three-year performance period ended December 31, 2025.
(8)
RSUs granted on January 1, 2024, which vest ratably on an annual basis over a three-year period and are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

(9)
PSUs granted on January 1, 2024, for which the performance period ends on December 31, 2026 and are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

(10)
RSUs granted on January 1, 2025, which vest ratably on an annual basis over a three-year period and are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

(11)
PSUs granted on January 1, 2025, for which the performance period ends on December 31, 2027 and are payable in either cash or shares of our common stock upon vesting at the discretion of the Compensation Committee.

Helix Energy Solutions Group, Inc.	2026 Proxy Statement	57

Executive Compensation
Option Exercises and Stock Vested for Fiscal Year 2025
The following table includes certain information with respect to the options exercised by the named executive officers and with respect to RSUs vesting for each of our named executive officers during the year ended December 31, 2025.

Name and Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Mr. Kratz President and Chief Executive Officer	-0-	$-0-	331,974	$3,161,728
Mr. Sparks Executive Vice President and Chief Operating Officer	-0-	$-0-	116,111	$1,105,887
Mr. Staffeldt Executive Vice President and Chief Financial Officer	-0-	$-0-	107,861	$1,027,319
Mr. Neikirk Executive Vice President, General Counsel and Corporate Secretary	-0-	$-0-	79,591	$758,059

All Other Compensation
The following table includes certain information with respect to all other compensation received by each of our named executive officers during the years ended December 31, 2025, 2024 and 2023.

Name	Year	Helix Contributions to Retirement and 401(k) Plans(1)	Severance Payments/ Accruals	Total
Mr. Kratz President and Chief Executive Officer	2025	$8,750	$-0-	$8,750
	2024	$8,625	$-0-	$8,625
	2023	$8,250	$-0-	$8,250
Mr. Sparks Executive Vice President and Chief Operating Officer	2025	$-0-	$-0-	$-0-
	2024	$-0-	$-0-	$-0-
	2023	$-0-	$-0-	$-0-
Mr. Staffeldt Executive Vice President and Chief Financial Officer	2025	$8,750	$-0-	$8,750
	2024	$8,625	$-0-	$8,625
	2023	$8,250	$-0-	$8,250
Mr. Neikirk Executive Vice President, General Counsel and Corporate Secretary	2025	$8,750	$-0-	$8,750
	2024	$8,625	$-0-	$8,625
	2023	$8,250	$-0-	$8,250

(1)	The amounts in this column consist of matching contributions by Helix through our Employees’ 401(k) Savings Plan. Mr. Sparks does not participate in our 401(k) plan.
58	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation
Employment Agreements and Change in Control Provisions
Each of our named executive officers has an employment agreement with Helix. Our employment agreements are a component of our overall employment arrangements and as such have the same primary objectives as our compensation program – to be sufficiently competitive to attract and retain executive officers. Payments to be made to any named executive officer under his employment agreement as a result of retirement, death, disability, termination for cause, termination by the executive for good reason, involuntary termination by Helix without cause or upon a change in control are based on such named executive officer’s employment agreement (or an applicable equity or equity-based award agreement). We have historically entered into employment agreements with executive officers contemporaneously with either the executive officer’s initial hiring by us or his or her promotion to an executive officer position.
In order to provide consistency among our executive officers, we generally use the same form of employment agreement for multiple years, the current version of which does not have a “gross-up” provision for excise taxes. The form of employment agreement is reviewed by our management and by the Compensation Committee’s independent compensation consultant to determine whether its provisions are generally consistent with the employment agreements of our benchmarking peer group. The form of employment agreement is reviewed and approved by the Compensation Committee, both for use as a form and with respect to the specific terms applicable to each executive officer. Although we believe that each company in our benchmarking peer group understandably has forms of employment agreements that are different from ours, including with respect to specific severance payment provisions, we believe key employment contract provisions covering our executive officers remain in line with market practice and provide terms designed to attract and retain executive officers.
Pursuant to his employment agreement, Mr. Kratz is entitled to receive a base annual salary, participate in the annual STI program, participate in the long-term incentive program and participate in all other employee benefit plans made available to Helix’s executive officers. The other named executive officers’ employment agreements have similar terms involving base salary, STI, long-term incentives and benefits (with amounts that vary according to their positions).
The following information and the table below labeled “Potential Payments upon Certain Events Including Termination after a Change in Control” set forth the amount of payments to each of the named executive officers under certain circumstances, and describe certain other provisions of their respective employment agreements. With respect to the following information and table, the following assumptions and general principles apply:
•
The amounts shown with respect to any termination assume that the named executive officer’s employment was terminated on December 31, 2025. Accordingly, the table reflects amounts payable, some of which are estimates based on available information, to the named executive officer upon the occurrence of a termination after a change in control.

•
Each named executive officer is entitled to receive amounts earned prior to his termination regardless of the manner in which he is terminated. In addition, he would be entitled to receive any amounts accrued and vested under our retirement and savings programs. These amounts are not shown in the table or otherwise discussed.

Non-Compete Provision
Each named executive officer’s employment agreement provides that during the term of the named executive officer’s employment and for a period of one year after the termination of his employment with us for any reason, he shall not engage in the conception, design, development, production, marketing or servicing in the offshore energy services industry. Each named executive officer also agrees not to solicit any customers with whom he has had contact or any of our employees for a period of one year after the termination of his employment with us for any reason.
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Termination for Cause or as a Result of Death, Disability or Retirement
Pursuant to his employment agreement, if a named executive officer is terminated by us for “Cause” (as defined in his employment agreement), then he shall have no further rights under such agreement except to receive base salary for periods prior to the termination and any unpaid STI earned for the prior year. In the event of termination due to the death, disability or retirement of the named executive officer, we are obligated to pay him, his estate or other designated party, the named executive officer’s salary through the date of his termination plus any unpaid STI earned for the prior year and the STI earned for the year of termination in an amount equal to a prorated portion of the STI for the period up to the date of termination. Any prorated STI will be paid on the same date as the STI is paid to the other participants (but no later than March 15 of the following year). In the event a named executive officer becomes disabled, he remains eligible to receive the compensation and benefits set forth in his employment agreement until his termination (a period of at least six months and up to twelve months).
Termination by the Executive Officer
In the event a named executive officer terminates his employment without “Good Reason” (as defined in his employment agreement), upon 30 days’ written notice, he remains our employee for 30 days and remains subject to, and receives the benefit of, the employment agreement during that time. The named executive officer shall have no further rights under such agreement except to receive base salary for periods prior to the termination and any unpaid STI for the prior year.
In the event the named executive officer terminates his employment with “Good Reason,” then he is entitled to receive an amount equal to the factor set forth below times the named executive officer’s base salary for the year in which the termination occurs. With respect to each named executive officer, all equity-based incentive awards that would have vested in accordance with their terms within 12 months of the termination automatically vest. The named executive officer also is entitled to receive any unpaid STI earned for the prior year, paid on the same date as the STI is paid to the other participants (but no later than March 15 of the year of termination), and the full amount of his target STI for the year of the termination, paid on the same date as the STI is paid to the other participants (assuming such an STI is paid, but no later than March 15 of the following year). The salary multiple is 2x for Mr. Kratz and 1x for Messrs. Sparks, Staffeldt and Neikirk.
Termination By Helix
In the event we terminate the employment of a named executive officer for any other reason (other than for “Cause” or upon the death, disability or retirement of the named executive officer), then pursuant to his employment agreement the named executive officer is entitled to receive an amount equal to the factor set forth below times the named executive officer’s base salary for the year in which the termination occurs. With respect to each named executive officer, all equity-based incentive awards that would have vested in accordance with their terms within 12 months of the termination automatically vest. The named executive officer also is entitled to receive any unpaid STI earned for the prior year, paid no later than March 15 of the year of termination, and the full amount of his target STI for the year of the termination, paid on the same date as the STI is paid to the other participants, assuming such an STI is paid (but no later than March 15 of the following year). The salary multiple is 2x for Mr. Kratz and 1x for Messrs. Sparks, Staffeldt and Neikirk.
In addition, in the event of the termination of any named executive officer for any reason, including involuntary termination, the Compensation Committee has the discretion to determine the amount and timing of any severance payments and benefits that may be offered to the named executive officer. In making that determination, the Compensation Committee takes into consideration the terms of the named executive officer’s employment agreement. The determination historically has been based in part on the named executive officer’s rights under his or her employment agreement as well as any other factors the Compensation Committee deems to be relevant. Moreover, the determination would depend on a variety of circumstances and factors that cannot be fully anticipated.
The Compensation Committee has been deliberative in the evaluation and determination of severance benefits currently included in the named executive officers’ employment agreements and any deviations therefrom are intended to be rare.
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Executive Compensation
Change in Control Provisions
Pursuant to the terms of each named executive officer’s employment agreement, if a named executive officer terminates his employment for “Good Reason” or is terminated by us without “Cause” within a two-year period following a “Change in Control,” (1) the named executive officer is entitled to receive a lump sum payment in an amount equal to the multiple described below times the named executive officer’s aggregate annual cash compensation (defined as his current salary plus STI target), (2) all restricted stock and other equity-based awards held by the named executive officer would immediately vest, and (3) the named executive officer is entitled to receive a lump sum payment equal to the cost of continuation of health coverage under COBRA for 18 months. The salary multiple is 2.99x for Mr. Kratz and 2x for Messrs. Sparks, Staffeldt and Neikirk.
Mr. Kratz’s employment agreement provides that if any payment is subject to any excise tax under Internal Revenue Code Section 4999, a “gross-up” payment would be made to place Mr. Kratz in the same net after-tax position as would have been the case if no excise tax had been payable. The employment agreements with Messrs. Sparks, Staffeldt and Neikirk do not contain any excise tax “gross-up” protections.
For purposes of the named executive officers’ employment agreements, “Change in Control” is defined as (1) one person or group acquiring stock that gives that person or group control of more than 50% of the value or voting power of Helix, (2) during any 12-month period, any person or group obtaining 45% or more of the voting power of Helix, or a majority of the Board being replaced by persons not endorsed by a majority of the then-existing Board, or (3) a change in ownership of a substantial portion of the assets of Helix during any 12-month period. “Cause” means embezzlement or theft, breach of a material provision of the employment agreement, any act constituting a felony or otherwise involving theft, fraud, gross dishonesty or moral turpitude, negligence or willful misconduct, any breach of the named executive officer’s fiduciary obligations, a material violation of our policies or procedures or any chemical dependence that adversely affects the performance of the named executive officer. “Good Reason” means the material diminution of the named executive officer’s base salary, material diminution of his authority, duties or responsibilities, a material change in the named executive officer’s reporting relationship, a material change in the geographic location at which the named executive officer must perform his duties, or any action that would constitute a material breach of the employment agreement by Helix.
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Executive Compensation
Potential Payments upon Certain Events Including Termination after a Change in Control
Our named executive officers would have been eligible to receive the payments set forth below if (a) their employment had been terminated as of December 31, 2025 for reasons other than a Change in Control or (b) a Change in Control had occurred within three months of the end of 2025:

	Kratz	Sparks	Staffeldt	Neikirk
Normal and Early Retirement(1)
2025 annual cash incentive compensation(2)	$420,000	$161,000	$161,000	$147,000
Total	$420,000	$161,000	$161,000	$147,000
Death(1)
2025 annual cash incentive compensation(2)	$420,000	$161,000	$161,000	$147,000
Total	$420,000	$161,000	$161,000	$147,000
Disability(1)(3)
2025 annual cash incentive compensation(2)	$420,000	$161,000	$161,000	$147,000
Total	$420,000	$161,000	$161,000	$147,000
Termination for Cause or Resignation without Good Reason
Amount Received	$-0-	$-0-	$-0-	$-0-
Total	$-0-	$-0-	$-0-	$-0-
Involuntary Termination without Cause
2025 annual cash incentive compensation	$1,200,000	$460,000	$460,000	$420,000
Multiple of base salary	1,600,000	460,000	460,000	420,000
Accelerated vesting of RSUs(4)	1,279,356	488,640	482,176	337,608
Accelerated PSU Awards(5)	2,309,191	881,982	833,879	609,369
Total	$6,388,547	$2,290,622	$2,236,055	$1,786,977
Termination by Executive for Good Reason
2025 annual cash incentive compensation	$1,200,000	$460,000	$460,000	$420,000
Multiple of base salary	1,600,000	460,000	460,000	420,000
Accelerated vesting of RSUs(4)	1,279,356	488,640	482,176	337,608
Accelerated PSU Awards(5)	2,309,191	881,982	833,879	609,369
Total	$6,388,547	$2,290,622	$2,236,055	$1,786,977

	Kratz	Sparks	Staffeldt	Neikirk
Change in Control
Cash severance payment	$-0-	$-0-	$-0-	$-0-
Accelerated vesting of RSUs(6)	$2,452,611	$936,763	$946,218	$647,221
Accelerated PSU Awards(7)	3,600,830	1,375,312	1,330,582	950,219
COBRA Coverage	-0-	-0-	-0-	-0-
Excise tax gross-up	-0-	-0-	-0-	-0-
Total	$6,053,441	$2,312,075	$2,276,800	$1,597,440
Change in Control with Involuntary Termination without Cause or by Executive for Good Reason
Cash severance payment	$5,980,000	$1,840,000	$1,840,000	$1,680,000
Accelerated vesting of RSUs(6)	2,452,611	936,763	946,218	647,221
Accelerated PSU Awards(7)	3,600,830	1,375,312	1,330,582	950,219
COBRA Coverage	18,438	27,550	27,550	27,550
Excise tax gross-up	-0-	-0-	-0-	-0-
Total	$12,051,879	$4,179,625	$4,144,350	$3,304,990

(1)
Under the terms of the PSU award agreements, it is possible for a named executive officer who retires after the age of 55, dies or becomes disabled to earn a pro-rata amount of his or her unvested PSU awards, based on the named executive officer’s full months of service within the applicable three-year performance period. However, because the payout of these PSUs would not occur until their ordinary vesting, the payout can fluctuate from 0% to 200% of the units awarded based on the Company’s performance (namely generation of Free Cash Flow and stock price performance the last 20 trading days prior to vesting), and therefore cannot be quantified in advance.

(Footnotes continue on following page.)
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Executive Compensation
(2)	STI for 2025 would be payable under the terms of the STI program and/or as applicable under our named executive officers’ employment agreements.
(3)
Named executive officers would continue to earn their base salary plus receive benefits for six months after becoming disabled prior to being terminated. Assuming notice of termination occurred on December 31, 2025, the named executive officer would have already received his base salary for such period.

(4)
Upon an involuntary termination without Cause or a termination by the executive for Good Reason, each named executive officer is entitled to the portion of his RSUs that would vest within one year from the date of termination. These amounts are based upon the closing price of our common stock on December 31, 2025, which was $6.27 per share.

(5)
Upon an involuntary termination without Cause or a termination by the executive for Good Reason, each named executive officer is entitled to the portion of his PSU awards that would vest within one year from the date of termination. As of December 31, 2025, Helix’s stock performance was at the 56th percentile for the TSR portion of the 2023 award (which equates to 102%) and 200% of the Free Cash Flow portion; accordingly, the PSUs issued for 2023 would have been issued at 151%. These amounts are based on the closing price of our common stock on December 31, 2025, which was $6.27 per share.

(6)	These amounts are based upon the closing price of our common stock on December 31, 2025, which was $6.27 per share.
(7)
The 2025, 2024 and 2023 PSU award agreements provide for vesting of 100% of the award upon the occurrence of a Change in Control based in equal parts by (a) the TSR calculation of Helix and the designated performance peer group and (b) Helix’s generation of Free Cash Flow, both over the adjusted performance period. These amounts are based upon the closing price of our common stock on December 31, 2025, which was $6.27 per share. As of December 31, 2025, Helix’s stock performance was at the 56th percentile for the TSR portion of the 2023 award (which equates to 102%) and 200% of the Free Cash Flow portion; accordingly, the PSUs issued for 2023 would have been issued at approximately 151%. As of December 31, 2025, Helix’s stock performance was at the 11th percentile for the TSR portion of the 2024 award (which equates to 0%) and 125% of the Free Cash Flow portion; accordingly, the PSUs issued for 2024 would have been issued at 62.5%. As of December 31, 2025, Helix’s stock performance was at the 0th percentile for the TSR portion of the 2025 award (which equates to 0%) and 100% of the Free Cash Flow portion; accordingly, the PSUs issued for 2025 would have been issued at approximately 50%. The actual number of PSUs received in the event of a Change in Control will depend on Helix’s final performance through the date of the triggering event and the projections above are our estimates based on currently available information.

Chief Executive Officer Pay Ratio
Helix is a global company that as of December 31, 2025 employed 2,212 people. Helix’s compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to make the compensation of every Helix employee reflective of the level of their contributions and responsibilities, and competitive within our benchmarking peer group. Helix’s ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop and contribute.
Under rules adopted pursuant to the Dodd-Frank Act of 2010, Helix calculates and discloses the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer. The paragraphs that follow describe our methodology and the resulting Chief Executive Officer to median employee pay ratio.
Measurement Date
No change has occurred in our employee population or employee compensation arrangements that we believe would result in a significant change to our prior year’s calculations. As such, we identified and determined the median employee using our employee population on December 31, 2023.
Consistently Applied Compensation Measure (CACM)
Under the relevant rules, we identified the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual total direct compensation of all our employees (excluding our Chief Executive Officer). Specifically, we identified the median employee by reviewing annual base pay and other taxable income. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis.
Methodology and Pay Ratio
Accordingly, we are using the same median employee for 2025 as we did for 2024 and 2023. In 2023, after applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table.
Our median employee compensation as calculated using the Summary Compensation Table requirements was $88,825 for 2025. Our Chief Executive Officer’s compensation as reported in the Summary Compensation Table was $5,067,269 for 2025. Therefore, our chief executive officer to median employee pay ratio is estimated at 57:1. Our median employee’s total compensation does not include the premiums we paid for health insurance, dental insurance, health savings account,
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Executive Compensation
short-term and long-term disability insurance, our employee assistance program, and life and accidental death and dismemberment insurance. If we included those amounts for both the median employee and our Chief Executive Officer, our Chief Executive Officer to median employee pay ratio would have been estimated at 54:1.
This information is being provided for compliance purposes only. Neither the Compensation Committee nor Helix management used the pay ratio measure in making any compensation decisions.
Pay Versus Performance
As discussed in the Compensation Discussion and Analysis above, our Compensation Committee has implemented an executive compensation program based on the philosophy that our executive management team should be aligned with our shareholders, and that our executives should be incentivized and rewarded for performance that advances business goals and the creation of sustainable value in all business cycles, leading to shareholder value creation. The following table sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations, for fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1)(2)(3)	Value of Initial Fixed $100 Investment Based On:(4)		Net Income (loss) (in thousands)	Adjusted EBITDA (Company- Selected Measure) (in thousands)(5)
					Company Total Shareholder Return	Peer Group Total Shareholder Return
2025	$5,067,269	$(2,023,339)	$1,961,201	$(441,234)	$149.3	$181.7	$30,827	$271,957
2024	$5,675,840	$4,579,029	$2,096,039	$1,797,160	$221.9	$175.6	$55,637	$303,147
2023	$7,023,160	$15,027,002	$2,579,777	$5,560,385	$244.8	$198.7	$(10,838)	$273,403
2022	$6,356,663	$16,491,636	$2,214,710	$5,694,654	$175.7	$195.0	$(87,784)	$121,022
2021	$2,876,989	$829,802	$1,871,043	$1,248,042	$74.3	$120.7	$(61,684)	$96,276

(1)
The amounts shown for Compensation Actually Paid (“CAP”) have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. To calculate the CAP, the following amounts were deducted from and added to the Summary Compensation Table (“SCT”) total compensation:

PEO SCT Total to CAP Reconciliation:

Year	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation(i)	SCT Total	Deductions from SCT Total(ii)	Additions to SCT Total(iii)	CAP
2025	$800,000	$420,000	$8,750	$5,067,269	$3,838,519	$(3,252,089)	$(2,023,339)
2024	$800,000	$914,400	$8,625	$5,675,840	$3,952,815	$2,856,004	$4,579,029
2023	$800,000	$2,157,600	$8,250	$7,023,160	$4,057,310	$12,061,152	$15,027,002
2022	$700,000	$1,400,000	$7,625	$6,356,663	$4,249,038	$14,384,011	$16,491,636
2021	$700,000	$929,670	$0	$2,876,989	$1,247,319	$(799,868)	$829,802

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Executive Compensation
Average Non-PEO NEOs SCT Total to CAP Reconciliation:

Year	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation(i)	SCT Total	Deductions from SCT Total(ii)	Additions to SCT Total(iii)	CAP
2025	$446,667	$156,333	$5,833	$1,961,201	$1,352,368	$(1,050,067)	$(441,234)
2024	$433,333	$330,200	$5,750	$2,096,039	$1,326,756	$1,027,877	$1,797,160
2023	$433,333	$779,133	$5,500	$2,579,777	$1,361,810	$4,342,418	$5,560,385
2022	$433,333	$576,333	$5,083	$2,214,710	$1,199,960	$4,679,904	$5,694,654
2021	$433,333	$417,173	$0	$1,871,043	$1,020,536	$397,535	$1,248,042

(i)	Reflects “all other compensation” reported in the SCT for each year shown.
(ii)	Represents the grant date fair value of equity-based awards granted each year.
(iii)
Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity component of CAP for fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021 is further detailed in the supplemental tables below.

PEO Equity Component of CAP for Fiscal Year ended December 31, 2025:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/2025 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2025 (b)	Change in Value of Prior Years’ Awards That Vested in FY2025 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$872,961	$(4,310,071)	$19,154	$(3,417,956)
RSUs	$1,210,944	$(794,112)	$(250,965)	$165,867
RSAs	—	—	—	—
Total	$2,083,905	$(5,104,183)	$(231,811)	$(3,252,089)

Average Non-PEO NEOs Equity Component of CAP for Fiscal Year ended December 31, 2025:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/2025 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2025 (b)	Change in Value of Prior Years’ Awards That Vested in FY2025 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$307,557	$(1,446,668)	$5,409	$(1,133,702)
RSUs	$426,634	$(266,545)	$(76,454)	$83,635
RSAs	—	—	—	—
Total	$734,191	$(1,713,213)	$(71,045)	$(1,050,067)

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Executive Compensation
PEO Equity Component of CAP for Fiscal Year ended December 31, 2024:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/2024 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2024 (b)	Change in Value of Prior Years’ Awards That Vested in FY2024 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$1,968,966	$(289,893)	—	$1,679,072
RSUs	$1,631,904	$(340,714)	(114,259)	$1,176,932
RSAs	—	$—	—	$—
Total	$3,600,870	$(630,607)	(114,259)	$2,856,004

Average Non-PEO NEOs Equity Component of CAP for Fiscal Year ended December 31, 2024:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/2024 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2024 (b)	Change in Value of Prior Years’ Awards That Vested in FY2024 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$660,880	$(42,781)	—	$618,099
RSUs	$547,746	$(104,531)	(33,436)	$409,778
RSAs	—	$—	—	$—
Total	$1,208,626	$(147,313)	(33,436)	$1,027,877

PEO Equity Component of CAP for Fiscal Year ended December 31, 2023:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/2023 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2023 (b)	Change in Value of Prior Years’ Awards That Vested in FY2023 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$3,435,360	$4,947,659	—	$8,383,019
RSUs	$2,507,312	$1,241,974	(71,153)	$3,678,133
RSAs	—	—	—	—
Total	$5,942,672	$6,189,633	(71,153)	$12,061,152

Average Non-PEO NEOs Equity Component of CAP for Fiscal Year ended December 31, 2023:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/2023 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2023 (b)	Change in Value of Prior Years’ Awards That Vested in FY2023 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$1,153,073	$1,929,204	—	$3,082,277
RSUs	$841,576	$418,565	—	$1,260,141
RSAs	—	—	—	—
Total	$1,994,649	$2,347,769	—	$4,342,418

66	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation
PEO Equity Component of CAP for Fiscal Year ended December 31, 2022:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/2022 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2022 (b)	Change in Value of Prior Years’ Awards That Vested in FY2022 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$7,823,076	$1,665,913	—	$9,488,989
RSUs	$4,257,692	$371,906	—	$4,629,598
RSAs	—	$265,424	—	$265,424
Total	$12,080,768	$2,303,243	—	$14,384,011

Average Non-PEO NEOs Equity Component of CAP for Fiscal Year ended December 31, 2022:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/2022 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2022 (b)	Change in Value of Prior Years’ Awards That Vested in FY2022 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$2,209,295	$890,189	—	$3,099,484
RSUs	$1,202,404	$304,287	—	$1,506,691
RSAs	—	$73,729	—	$73,729
Total	$3,411,698	$1,268,205	—	$4,679,904

PEO Equity Component of CAP for Fiscal Year ended December 31, 2021:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/2021 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2021 (b)	Change in Value of Prior Years’ Awards That Vested in FY2021 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$652,796	$(1,620,184)	—	$(967,389)
RSUs	$408,570	—	—	$408,570
RSAs	—	$(241,050)	—	$(241,050)
Total	$1,061,366	$(1,861,234)	—	$(799,868)

Average Non-PEO NEOs Equity Component of CAP for Fiscal Year ended December 31, 2021:

Equity Type	Fair Value of Current Year Equity Awards at 12/31/2021 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31/2021 (b)	Change in Value of Prior Years’ Awards That Vested in FY2021 (c)	Equity Value Included in CAP (d) = (a) + (b) + (c)
PSUs	$534,108	$(409,631)	—	$124,477
RSUs	$334,286	—	—	$334,286
RSAs	—	$(61,228)	—	$(61,228)
Total	$868,394	$(470,859)	—	$397,535

(2)
The non-principal executive officer (“PEO”) named executive officers (“NEOs”) reflected in the Non-PEO named executive officer columns represent the following individuals for each of the years shown: Mr. Sparks, Executive Vice President and Chief Operating Officer; Mr. Staffeldt, Executive Vice President and Chief Financial Officer; and Mr. Neikirk, Executive Vice President, General Counsel and Corporate Secretary.

Helix Energy Solutions Group, Inc.	2026 Proxy Statement	67

Executive Compensation
(3)	We do not have pensions; therefore an adjustment to the SCT totals related to pension values for any of the years reflected is not needed.
(4)
The Peer Group TSR in this table utilizes the Philadelphia Oil Service Sector index (the “OSX”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our 2025 Annual Report. The comparison assumes $100 was invested at the beginning of each listed year through the end of the listed year in the Company and the OSX, respectively. These results are not necessarily indicative of future performance.

(5)	Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Adjusted EBITDA to reported net income (loss), see “Non-GAAP Financial Measures” on pages 37-38 of our 2025 Annual Report.
Tabular List of Most Important Performance Measures
The three items listed in the following table represent the most important metrics we used to determine CAP to our CEO and other NEOs for the fiscal year ended December 31, 2025 as further described in our Compensation Discussion & Analysis (“CD&A”) within the sections titled “2025 Executive Compensation Program” and “Long-Term Incentive Program”. The role of each of these performance measures is discussed in the CD&A. The measures in this table are not ranked.

Most Important Performance Measures
•	Adjusted EBITDA
•	Total Shareholder Return
•	Free Cash Flow

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company and Peer Group’s cumulative TSR over the five most recently completed fiscal years.

68	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Executive Compensation
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our net income (loss) during the five most recently completed fiscal years.

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other Non-PEO NEOs, and our Adjusted EBITDA during the five most recently completed fiscal years.

(1) “Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Adjusted EBITDA to reported net income (loss), see “Non-GAAP Financial Measures” on pages 37-38 of our 2025 Annual Report.”
Options
We provide the following discussion of option awards as required by Item 402(x) of Regulation S-K. Option awards are not currently a part of the Company’s executive compensation program and no option awards were granted to NEOs during the year ended December 31, 2025.
Helix Energy Solutions Group, Inc.	2026 Proxy Statement	69

Proposal 3:
Advisory Vote on the Approval
of the 2025 Compensation of Our
Named Executive Officers
Helix is seeking an advisory shareholder vote on the approval of the 2025 compensation of our named executive officers (commonly referred to as Say on Pay). This vote is non-binding. The Compensation Committee, however, will review the voting results and take them into consideration when making future compensation decisions for our named executive officers.
As described in detail under “Compensation Discussion and Analysis” beginning on page 33, our compensation programs are designed to attract, retain and motivate executive officers who can develop and execute our business strategy in a way that maximizes value for our shareholders through a range of business cycles, and to align the economic interests of our executive officers with those of our shareholders over the full range of those cycles. Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure to better understand the compensation of our named executive officers.
In deciding how to vote on this proposal, the Board urges you to consider the following factors, which are more fully described in the Compensation Discussion and Analysis.
For 2025 compensation, the Compensation Committee continued to:
•	Pay our NEOs at competitive market levels based on an appropriate Benchmarking Peer Group, with an opportunity to earn greater overall compensation only if warranted by our performance;
•	Maintain an STI program based on stretch Adjusted EBITDA goals as well as a balanced scorecard of sustainability metrics;
•	Establish a long-term incentive program tied to the performance of our common stock and other financial metrics;
•	Measure PSU award payouts based on our relative stock performance as well as our ability to generate cash; and
•	Consider the outcome of our Say on Pay vote and our shareholders’ views when making compensation decisions for our NEOs.
The Compensation Committee and management believe that the Company’s 2025 executive compensation:
•	Appropriately reflects Helix’s financial performance for the year as well as for longer-term value creation;
•	Aligns our NEOs’ interests with those of our shareholders;
•	Includes an appropriate overall mix of short- and long-term incentives designed to drive shareholder value;
•	Advances Helix’s mission and business strategy; and
•	Helps attract, motivate and retain the key talent needed to deliver long-term success.
70	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Proposal 3
Vote Required
The vote on the approval of the 2025 compensation of our named executive officers is advisory and non-binding. However, the Board will consider shareholders to have approved our named executive officers’ 2025 compensation if the proposal receives the affirmative “FOR” vote of holders of a majority of the shares of common stock present or represented and entitled to vote on the proposal at the Annual Meeting.

Board of Directors Recommendation

The Board recommends that you vote ”FOR” the approval, on a non-binding advisory basis, of the following resolution:

Resolved, that the shareholders approve, on a non-binding advisory basis, the 2025 compensation of Helix’s named executive officers as disclosed in the Compensation Discussion and Analysis section, the accompanying compensation tables and the related narrative disclosure in this proxy statement.

Helix Energy Solutions Group, Inc.	2026 Proxy Statement	71

Share Ownership
Information
Five Percent Owners
The following table sets forth information as to all persons or entities known by us to have beneficial ownership, as of March 17, 2026, of more than five percent of the outstanding shares of our common stock. As of March 17, 2026, 147,296,092 shares of our common stock were outstanding. The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act on the basis of the most recent information filed with the SEC and furnished to us by the person listed.

Owner Name and Address	Shares Beneficially Owned	Percentage of Common Stock Outstanding
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	21,194,762(1)	14.4%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	13,214,641(2)	8.97%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, Texas 78746	8,858,123(3)	6.01%

(1)
Based solely on Amendment No. 18 to Schedule 13G filed with the SEC by BlackRock, Inc. on July 18, 2025. BlackRock has the sole power to vote 20,754,556 shares of common stock beneficially owned by it and the sole power to dispose of 21,194,762 shares of common stock beneficially owned by it.

(2)
Based solely on Amendment No. 13 to Schedule 13G filed with the SEC by The Vanguard Group on February 13, 2024. The Vanguard Group has the sole power to vote none of the shares of common stock beneficially owned by it, shared power to vote 102,903 shares of common stock beneficially owned by it, sole power to dispose of 12,979,453 shares of common stock beneficially owned by it and shared power to dispose of 235,008 shares of common stock beneficially owned by it. On March 27, 2026, The Vanguard Group filed Amendment No. 14 to Schedule 13G with the SEC indicating that on January 12, 2026, The Vanguard Group went through an internal realignment and certain subsidiaries or business divisions of subsidiaries of The Vanguard Group, that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group and The Vanguard Group no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions.

(3)
Based solely on Amendment No. 2 to Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on October 9, 2025. Dimensional Fund Advisors LP, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of Helix that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Helix held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of those securities. Of such reported shares, the sole power to vote is with respect to 8,629,004 shares of common stock and the sole power to dispose is with respect to 8,858,123 shares of common stock.

72	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Share Ownership Information
Management Shareholdings
The following table shows the number of shares of common stock beneficially owned as of March 17, 2026, the record date for the Annual Meeting, by our directors and named executive officers, and all directors and named executive officers as a group. The number of shares beneficially owned by each director or named executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose.
Under SEC rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power regardless of economic interest, and also any shares that the person or entity can acquire within 60 days of March 17, 2026 through the exercise of stock options or other rights. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of March 17, 2026, 147,296,092 shares of our common stock were outstanding. The address of all named executive officers and directors is in care of Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.

Name of Beneficial Owner(1)	Shares Beneficially Owned(2)	Of Shares Beneficially Owned, Amount that may be Acquired Within 60 Days by Option Exercise	Percentage of Common Stock Outstanding
Owen Kratz	7,766,696	-0-	5.27%
Scotty Sparks	301,042	-0-	*
Erik Staffeldt	659,969	-0-	*
Ken Neikirk	260,061	-0-	*
Diana Glassman(3)	61,704	-0-	*
Paula Harris(4)	95,630	-0-	*
T. Mitch Little(5)	121,135	-0-	*
John V. Lovoi(6)	392,827	-0-	*
Amy H. Nelson(7)	121,663	-0-	*
William L. Transier(8)	211,775	-0-	*
All named executive officers and directors as a group (10 persons)	9,992,502	-0-	6.78%

*	Indicates ownership of less than 1% of the outstanding shares of our common stock.
(1)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them except as may be otherwise indicated in a footnote.
(2)
Amounts include the shares shown in the adjacent column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days of March 13, 2026 (i.e., on or before May 13, 2026).

(3)	Amount includes 20,690 shares of unvested restricted stock over which Ms. Glassman has voting power.
(4)	Amount includes 33,929 shares of unvested restricted stock over which Ms. Harris has voting power.
(5)	Amount includes 20,690 shares of unvested restricted stock over which Mr. Little has voting power.
(6)	Amount includes 20,690 shares of unvested restricted stock over which Mr. Lovoi has voting power.
(7)	Amount includes 20,690 shares of unvested restricted stock over which Ms. Nelson has voting power.
(8)	Amount includes 20,690 shares of unvested restricted stock over which Mr. Transier has voting power.
Helix Energy Solutions Group, Inc.	2026 Proxy Statement	73

Share Ownership Information
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities, or “reporting persons,” to file with the SEC initial reports of ownership and to report changes in ownership of our common stock. Reporting persons are required by SEC regulations to furnish Helix with copies of all Section 16(a) forms they file.
Based solely on a review of the copies of these reports furnished to us, we believe that all reports required to be filed by reporting persons pursuant to Section 16(a) of the Exchange Act were filed for the year ended December 31, 2025 on a timely basis.
74	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Equity Compensation
Plan Information
The table below provides information relating to Helix’s equity compensation plans as of December 31, 2025.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Compensation Plans
Equity compensation plans approved by security holders(1)	418,623(2)	-0-	9,178,604(3)
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	418,623	-0-	9,178,604

(1)
The 2005 Long Term Incentive Plan, which was amended and restated on May 15, 2024, provides that Helix may grant up to 24,300,000 shares of our common stock in the form of options, stock appreciation rights, restricted stock awards, restricted stock unit awards, cash awards and performance awards, all subject to the plan’s terms and conditions. Options to purchase shares of common stock are limited to 2,000,000 shares. The shareholders approved the ESPP in May 2012 and on May 15, 2019 approved amending and restating the ESPP to authorize the issuance of an additional 1,500,000 shares subject to the terms and conditions of the ESPP.

(2)
Represents the number of shares that would have been issued in respect of the 748,674 PSUs granted pursuant to the 2005 Long Term Incentive Plan in 2025 and 2024 that were outstanding on December 31, 2025, based on the stock price on that date and assuming vesting occurred on that date at a 62.5% multiple for 2024 and a 50% multiple for 2025. The PSUs granted in 2025 and 2024 are payable in either cash or shares upon vesting at the discretion of the Compensation Committee. As of December 31, 2025, the total number of full value awards outstanding under the 2005 Long Term Incentive Plan was 886,053 consisting of 137,379 restricted shares and the 748,674 PSUs.

(3)
As of December 31, 2025, 8,501,752 shares of common stock (of which a maximum can be options to purchase up to 2,000,000 shares of common stock) were available for future issuance under the 2005 Long Term Incentive Plan, and 676,852 shares were available under the ESPP. Shares purchased on December 31, 2025 by participating employees under the ESPP, but not issued until January 2026, are treated as issued shares for purposes of this table and therefore are not included in any amounts in the table.

Helix Energy Solutions Group, Inc.	2026 Proxy Statement	75

Other
Information
Costs of Solicitation
The cost of this proxy solicitation will be borne by Helix. It is expected that the solicitation will be primarily by mail, telephone and facsimile. We have arranged for Okapi Partners, LLC, 1212 Avenue of the Americas, 17th Floor, New York, New York 10036, to solicit proxies for a fee of $10,500 plus out-of-pocket expenses. Proxies may also be solicited personally by directors, officers and other employees of Helix in the ordinary course of business and at nominal cost. Proxy materials will be provided for distribution through broker, bank and other nominee record holders of our common stock. We expect to reimburse those parties for their reasonable out-of-pocket expenses incurred in connection therewith.
Proposals and Director Nominations for the 2027 Annual Meeting
of Shareholders

		Deadline	Compliance	Submission
Proposals (other than Director Nominations)	To be included in the proxy statement for the 2027 Annual Meeting(1)	December 2, 2026(2)	Must comply with Regulation 14A of the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials	All submissions to, or requests of, the Corporate Secretary should be addressed to our corporate office at: 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043
	Not to be included in the proxy statement	February 11, 2027(3)	Must comply with our By-laws and Regulation 14A of the Exchange Act(4)(5)
Director Nominations	Proposal for consideration by the Corporate Governance and Nominating Committee(6)	Prior to Committee meeting for recommendation of nominees	Submission to Corporate Secretary
	Nomination at 2027 Annual Meeting(6)	February 11, 2027(3)	Must comply with our By-laws and Regulation 14A of the Exchange Act(4)(5)(7)

(1)	The persons designated in the proxy card will be granted discretionary authority with respect to any shareholder proposal not submitted to us timely.
(2)	120 days prior to the anniversary of this year’s mailing date.
(3)	Not less than 90 days prior to the anniversary of this year’s Annual Meeting.
(4)	A copy of our By-laws is available from our Corporate Secretary.
(5)
The shareholder providing the proposal or nomination must provide their name, address, and class and number of voting securities held by them. The shareholder must also be a shareholder of record on the day the notice is delivered to us, be eligible to vote at the Annual Meeting of Shareholders and represent that they intend to appear in person or by proxy at the meeting.

(6)	Proposals for consideration should include the nominee’s name and qualifications for Board membership.
(7)	Nomination must include the person’s written consent to serve as a director if elected.
76	2026 Proxy Statement	Helix Energy Solutions Group, Inc.

Other Information
Other
Some broker, bank and other nominee record holders of our common stock may be participating in the practice of “householding.” This means that only one copy of our 2025 Annual Report to Shareholders and this proxy statement will be sent to shareholders who share the same last name and address. Householding is designed to reduce duplicate mailings and to save printing and postage costs. If you receive a household mailing this year and would like to receive additional copies of our 2025 Annual Report to Shareholders or this proxy statement, please submit your request in writing to the address set forth below.
Our 2025 Annual Report to Shareholders (which includes our Annual Report on Form 10-K and financial statements) is available to shareholders of record as of March 17, 2026, together with this proxy statement.

WE WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT (INCLUDING THE ANNUAL REPORT ON FORM 10-K) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: CORPORATE SECRETARY, HELIX ENERGY SOLUTIONS GROUP, INC. 3505 WEST SAM HOUSTON PARKWAY NORTH, SUITE 400, HOUSTON, TEXAS 77043.

The Board knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.
By Order of the Board of Directors,

Kenneth E. Neikirk
Executive Vice President,
General Counsel and Corporate Secretary
Helix Energy Solutions Group, Inc.	2026 Proxy Statement	77

Helix ENERGY SOLUTIONS

Corporate Headquarters (USA)

3505 W. Sam Houston
Parkway North Suite 400
Houston, Texas 77043 USA

T (281) 618 0400

Helix Well Ops
(USA)

3505 W. Sam Houston
Parkway North, Suite 400
Houston, Texas
77043 USA

T (281) 618 0400

Helix Well Ops
(UK)

Helix House
Kirkton Drive, Pitmedden Industrial Estate
Dyce, Aberdeen
AB21 0BG, UK

T +44 (0) 1224 351800

Helix do Brasil
(Brazil)

Praia de Botafogo, 228
16° andar, Ala A
Botafogo
Rio de Janeiro, RJ, Brazil

T +55 21 2006 0400

Helix Alliance
(USA)

1264 Valhi Blvd
Houma, Louisiana
70360 USA

T (985) 851 8801

Helix Robotics Solutions
(USA)

3505 W. Sam Houston
Parkway North, Suite 400
Houston, Texas
77043 USA

T (281) 618 0400

Helix Robotics Solutions
(Europe/West Africa)

Helix House
Kirkton Drive, Pitmedden Industrial Estate
Dyce, Aberdeen
AB21 0BG, UK

T +44 (0) 1224 351800

Helix Robotics Solutions
(Asia Pacific)

Loyang Offshore Supply Base
23G Loyang Crescent
Block 603, TOPS Ave 6, #01-01
Singapore 509023

T +65 6501 0130

www.helixesg.com

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.ProxyVote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and then follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85728-P46738 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

HELIX ENERGY SOLUTIONS GROUP, INC.

1. Election of three "Class III" directors to serve a three-year term of office expiring at our 2029 annual meeting.

Nominees:	**For**	**Withhold**
1a. Paula Harris	☐	☐
1b. Amy H. Nelson	☐	☐
1c. William L. Transier	☐	☐

The Board of Directors recommends that you vote "FOR" the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year 2026.	**For**	**Against**	**Abstain**
2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year 2026.	☐	☐	☐

The Board of Directors recommends that you vote "FOR" the advisory vote on the approval of the 2025 compensation of our named executive officers.	**For**	**Against**	**Abstain**
3. Advisory vote on the approval of the 2025 compensation of our named executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.ProxyVote.com.

V85729-P46738

HELIX ENERGY SOLUTIONS GROUP, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 13, 2026 8:30 AM Central Daylight Time (Houston time)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Erik Staffeldt, Ken Neikirk and Sameer Saxena (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Helix Energy Solutions Group, Inc. at the Annual Meeting of Shareholders to be held at 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043 on Wednesday May 13, 2026, 8:30 a.m. Central Daylight Time (Houston time) which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote shares unless this card is signed (on the reverse side) and returned.

Continued and to be signed on the reverse side